
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                             CONTRIBUTION AGREEMENT


                          Dated as of September 6, 2002


                                  by and among


                                AlbaHealth, LLC,
                      a Delaware limited liability company,


                             Alba-Waldensian, Inc.,
                             a Delaware corporation,


                            Encompass Group, L.L.C.,
                      a Delaware limited liability company,



                                       and



                      General Electric Capital Corporation,
                             a Delaware corporation

================================================================================

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                                              TABLE OF CONTENTS

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ARTICLE I DEFINITIONS 2

     Section 1.1.     Definitions........................................................................2
     Section 1.2.     Interpretation....................................................................10

ARTICLE II CONTRIBUTION OF ASSETS; ASSUMPTION OF LIABILITIES............................................10

     Section 2.1.     Alba Contribution.................................................................10
     Section 2.2.     Assumption of Certain Liabilities and Obligations.................................12
     Section 2.3.     Encompass Contribution and GE Contribution........................................13
     Section 2.4.     Working Capital Adjustment........................................................13
     Section 2.5.     Closing Date Balance Sheet........................................................14

ARTICLE III THE CLOSING.................................................................................16

     Section 3.1.     Closing Date......................................................................16
     Section 3.2.     Transactions To Be Effected At the Closing........................................16

ARTICLE IV REPRESENTATIONS AND WARRANTIES RELATING TO ALBA..............................................16

     Section 4.1.     Alba's Organization; Good Standing; Sufficiency of Assets.........................16
     Section 4.2.     Authority; Execution and Delivery.................................................17
     Section 4.3.     Consents; No Violation, Etc.......................................................17
     Section 4.4.     Financial Statements; Absence of Undisclosed Liabilities..........................18
     Section 4.5.     Title to Alba Contributed Assets..................................................18
     Section 4.6.     Real Property.....................................................................18
     Section 4.7.     Intellectual Property.............................................................18
     Section 4.8.     Accounts Receivable...............................................................19
     Section 4.9.     Absence of Certain Changes or Events..............................................19
     Section 4.10.    Employee Benefit Plans............................................................19
     Section 4.11.    Litigation........................................................................19
     Section 4.12.    Compliance with Laws..............................................................20
     Section 4.13.    Contracts.........................................................................20
     Section 4.14.    Environmental Matters.............................................................21
     Section 4.15.    Tax Matters.......................................................................22
     Section 4.16.    Insurance.........................................................................22
     Section 4.17.    Employees.........................................................................22
     Section 4.18.    No Brokers........................................................................23
     Section 4.19.    Assumed Liabilities...............................................................23
     Section 4.20.    Investment Intention..............................................................24
     Section 4.21.    Full Disclosure...................................................................25

ARTICLE V REPRESENTATIONS AND WARRANTIES RELATING TO ENCOMPASS..........................................25

     Section 5.1.     Encompass' Organization; Good Standing............................................25
     Section 5.2.     Authority; Execution and Delivery.................................................25
     Section 5.3.     Consents; No Violations, Etc......................................................25
     Section 5.4.     Litigation........................................................................26
     Section 5.5.     No Brokers........................................................................26
     Section 5.6.     Availability of Funds.............................................................26
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     Section 5.7.     Investment Intention..............................................................26
     Section 5.8.     No Knowledge of Misrepresentations or Omissions...................................26

ARTICLE VI REPRESENTATIONS AND WARRANTIES RELATING TO GE CAPITAL........................................27

     Section 6.1.     GE Capital's Organization; Good Standing..........................................27
     Section 6.2.     Authority; Execution and Delivery.................................................27
     Section 6.3.     Consents; No Violations, Etc......................................................27
     Section 6.4.     Litigation........................................................................27
     Section 6.5.     No Brokers........................................................................28
     Section 6.6.     Availability of Funds.............................................................28
     Section 6.7.     Investment Intention..............................................................28

ARTICLE VII CERTAIN COVENANTS AND AGREEMENTS............................................................28

     Section 7.1.     Covenants of Alba Relating to Conduct of the Business.............................28
     Section 7.2.     Encompass' Access to Information..................................................29
     Section 7.3.     Nondisclosure; Noncompetition.....................................................29
     Section 7.4.     Legal Conditions to Closing.......................................................31
     Section 7.5.     Employee Matters..................................................................31
     Section 7.6.     Collection of Receivables.........................................................34
     Section 7.7.     Expenses..........................................................................34
     Section 7.8.     Financial Information.............................................................34
     Section 7.9.     Bulk Transfer Laws................................................................35
     Section 7.10.    No Additional Representations.....................................................35
     Section 7.11.    Certain Financial Transactions....................................................35
     Section 7.12.    Tax Classification................................................................35

ARTICLE VIII CONDITIONS PRECEDENT.......................................................................35

     Section 8.1.     Conditions to Each Party's Obligations............................................35
     Section 8.2.     Conditions to Obligations of Encompass............................................36
     Section 8.3.     Conditions to the Obligations of Alba.............................................37

ARTICLE IX DELIVERIES AT CLOSING........................................................................37

     Section 9.1.     Deliveries by Alba at the Closing.................................................37
     Section 9.2.     Deliveries by Encompass at the Closing............................................38
     Section 9.3.     Deliveries by GE Capital at the Closing...........................................38
     Section 9.4.     Deliveries by the Company at the Closing..........................................38

ARTICLE X TERMINATION, AMENDMENT AND WAIVER.............................................................39

     Section 10.1.    Termination.......................................................................39
     Section 10.2.    Amendments and Waivers............................................................40

ARTICLE XI INDEMNIFICATION..............................................................................40

     Section 11.1.    Indemnification by Alba...........................................................40
     Section 11.2.    Indemnification by Encompass......................................................41
     Section 11.3.    Indemnification by GE Capital.....................................................42
     Section 11.4.    Indemnification by the Company....................................................42
     Section 11.5.    Losses Net of Insurance, etc......................................................43
     Section 11.6.    Termination of Indemnification....................................................43
     Section 11.7.    Procedure.........................................................................43
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ARTICLE XII GENERAL PROVISIONS..........................................................................44

     Section 12.1.    Notices...........................................................................44
     Section 12.2.    Headings..........................................................................46
     Section 12.3.    Survival of Representations and Warranties........................................46
     Section 12.4.    Severability......................................................................46
     Section 12.5.    Counterparts......................................................................47
     Section 12.6.    Entire Agreement; No Third Party Beneficiaries....................................47
     Section 12.7.    Governing Law.....................................................................47
     Section 12.8.    Jurisdiction......................................................................47
     Section 12.9.    Waiver of Jury Trial..............................................................48
     Section 12.10.   Specific Performance..............................................................48
     Section 12.11.   Publicity.........................................................................48
     Section 12.12.   Assignment........................................................................48
     Section 12.13.   Recitals..........................................................................49

APPENDIX

         A        Description of the Facility..........................................................A-1

EXHIBIT

         A        Operating Agreement..................................................................A-1
         B        Put Option Agreement.................................................................B-1
         C        License Agreement....................................................................C-1
         D        Patent Assignment....................................................................D-1
         E        Trademark Assignment.................................................................E-1
         F        Administrative Services Agreement....................................................F-1
         G        Sales and Marketing Agreement........................................................G-1
         H        Purchase and Supply Agreement........................................................H-1
         I        Key Manager Agreement................................................................I-1

SCHEDULES

     Schedule I               Initial Unit Ownership
     Schedule II              Permitted Liens
     Schedule III             Disclosure Schedules
         Schedule 1.1         Business Accounts Receivable
         Schedule 1.2         Business Equipment
         Schedule 2.4         Illustration of Net Book Value Calculation
         Schedule 4.3         Consents and Approvals
         Schedule 4.4         Financial Statements
         Schedule 4.5         Title to Alba Contributed Assets
         Schedule 4.7(a)      Disputes Relating to Business Intellectual Property
         Schedule 4.7(b)      Business Intellectual Property
         Schedule 4.9         Material Changes or Events
         Schedule 4.10        Employee Benefit Plans
         Schedule 4.11        Litigation
         Schedule 4.12        Compliance with Applicable Laws
         Schedule 4.13        Contracts
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                                                     iii
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         Schedule 4.14        Environmental Matters
         Schedule 4.16        Insurance
         Schedule 4.17        Employees
         Schedule 5.3         Encompass Consents and Approvals
         Schedule 6.3         GE Capital Consents and Approvals
         Schedule 7.1         Conduct of the Business Before Closing
         Schedule 7.5(a)      Contributed Employees
         Schedule 7.5(b)      Position, Compensation and Benefits of Contributed Employees
         Schedule 7.5(c)      Employment and Severance Agreements

                             CONTRIBUTION AGREEMENT

     THIS CONTRIBUTION AGREEMENT, dated as of September 6, 2002 (as the same may be amended or modified from time to time, this "Agreement"), is by and among AlbaHealth, LLC, a Delaware limited liability company (the "Company"), Alba-Waldensian, Inc., a Delaware corporation ("Alba"), Encompass Group, L.L.C., a Delaware limited liability company ("Encompass"), and General Electric Capital Corporation, a Delaware corporation ("GE Capital").

     WHEREAS, Alba's "Health Products Division" manufactures and sells certain healthcare products, including anti-embolism stockings and compression therapy systems, sterile wound dressings, non-adhering dressings and gauze strips, dressing retainers, diabetic socks and slip resistant footwear (collectively, the "Products," and as an operating-concern, the "Business");

     WHEREAS, Alba, Encompass and GE Capital desire to enter into a joint venture pursuant to which the Company will, among other things, operate the Business;

     WHEREAS, in order to effectuate such joint venture, on the Closing Date, each of the Company, Alba, Encompass and GE Capital shall execute the Limited Liability Company Agreement in the form attached hereto as EXHIBIT A (the "Operating Agreement"), pursuant to the terms and conditions thereof, the business and affairs of the Company shall be managed;

     WHEREAS, in connection with the transactions contemplated by this Agreement, each of the Company, Alba, Encompass and GE Capital shall, on the Closing Date, execute the Put Option Agreement in the form attached hereto as EXHIBIT B (the "Put Option Agreement");

     WHEREAS, in order to facilitate the operation of the Business by the Company, each of the Company and Alba shall, on the Closing Date, execute the License Agreement in the form attached hereto as EXHIBIT C (the "License Agreement"), the Patent Assignment in the form attached hereto as EXHIBIT D (the "Patent Assignment"), the Trademark Assignment in the form attached hereto as EXHIBIT E (the "Trademark Assignment") and the General Administrative Services Agreement in the form attached hereto as EXHIBIT F (the "Administrative Services Agreement"), and each of the Company and Encompass shall, on the Closing Date, execute the Sales and Marketing Agreement in the form attached hereto as EXHIBIT G (the "Sales and Marketing Agreement"), and the Purchase and Supply Agreement in the form attached hereto as EXHIBIT H (the "Purchase and Supply Agreement" and, together with all of the aforementioned agreements, the "Basic Agreements");

     WHEREAS, as of the date hereof, each of Jeff Hale and Keith Fox have executed employment agreements in substantially the form attached hereto as
EXHIBIT I (the "Key Manager Agreements");

     WHEREAS, on the Closing Date Alba will, among other things, contribute the Alba Contributed Assets (subject to the Assumed Liabilities) to the capital of the Company in exchange for 48.325% of the Membership Interests;

     WHEREAS, on the Closing Date Encompass will, among other things, contribute cash in the amount set forth herein to the capital of the Company in exchange for 48.325% of the Membership Interests; and

     WHEREAS, on the Closing Date GE Capital will, among other things, contribute cash in the amount set forth herein to the capital of the Company in exchange for 3.35% of the Membership Interests.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.1. DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth below:

     "Administrative Services Agreement" shall have the meaning given such term in the Recitals.

     "Affiliate" means, with respect to any specified person, any other person that directly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified person.

     "Alba" shall have the meaning given such term in the Recitals.

     "Alba Benefit Plans" shall have the meaning given such term in Section
4.10.

     "Alba Contributed Assets" shall have the meaning given such term in Section 2.1(a).

     "Alba Contribution" shall have the meaning given such term in Section 2.1.

     "Alba 401(k) Plan" shall have the meaning given such term in Section
7.5(f).

     "AlbaHealth Credit Agreement" means the Credit Agreement, dated September 6, 2002, by and among the Company, the lenders thereto from time to time and GE Capital, as agent and lender.

     "AlbaHealth Financing" means the financing contemplated by the AlbaHealth Credit Agreement.

     "Alba Indemnified Parties" shall have the meaning given such term in
Section 11.4(a).

     "Alba Lenders" shall mean Bank Hapoalim B.M., New York Branch, and Israeli Discount Bank of New York, together with their successors and assigns.

     "Alba Material Adverse Effect" shall mean an effect which, individually or together with other adverse effects, is materially adverse to the business, assets, financial condition or results of operations of the Business, the Alba Contributed Assets or the Assumed Liabilities taken as a whole, excluding in all cases: (i) events or conditions generally affecting the Business' industry or arising from changes in general business or economic conditions; (ii) any effect resulting from any change in law or generally accepted accounting principles, which generally affects entities operating businesses similar to the Business; and (iii) the announcement of this Agreement or the expectation of the consummation of the transactions contemplated hereby.

     "Alba Membership Interest" means the number of Common Units set forth opposite Alba's name under the column "COMMON UNITS" on Schedule I representing 48.325% of the Membership Interests, which Common Units will be received by Alba upon the terms and subject to the conditions of this Agreement.

     "Assumed Liabilities" shall have the meaning given such term in Section 2.2(a).

     "Balance Sheet" shall have the meaning given such term in Section 4.4.

     "Balance Sheet Date" shall have the meaning given such term in Section 4.4.

     "Basic Agreements" shall have the meaning given such term in the Recitals.

     "Basket Amount" shall have the meaning given such term in Section 11.1(a).

     "Business" shall have the meaning given such term in the Recitals.

     "Business Accounts Receivable" shall mean any accounts receivable of Alba that relates exclusively to or arises exclusively out of the operation of the Business, including the accounts receivable listed on Schedule 1.1.

     The term "business day" shall mean any day other than a Saturday, Sunday or other day on which banks in the City of New York are permitted or required to close by law or regulation.

     "Business Equipment" shall mean all furniture, equipment, tools, and other tangible property (excluding (i) business records reasonably retained by Alba and (ii) furniture, computers and similar tangible personal property not located at the Facility on the date hereof, other than the computer hardware listed on
Schedule 1.2) that are used, or held for use, exclusively in the Business, including those items listed on Schedule 1.2.

     "Business Intellectual Property" means all (a) Business Patents, (b) Business Trademarks, (c) Business Technology, (d) copyrights in and to the Marketing Materials, and (e) other Intellectual Property (including the computer software listed on Schedule 1.2), in the cases of clauses (a), (b), (d) and (e), owned by Alba and relating exclusively to the Business.

     "Business Inventory" shall mean all inventory of goods and supplies used or maintained exclusively in connection with the Business.

     "Business Patents" means all Patents listed on Schedule 4.7(b).

     "Business Technology" means all trade secrets, know-how, inventions, manufacturing and other procedures and techniques, enhancements and modifications, whether or not patentable, that relate exclusively to the Business that are in existence, and are owned by Alba, as of the Closing Date.

     "Business Trademarks" means all Trademarks listed on Schedule 4.7(b).

     "Cap Amount" shall have the meaning given such term in Section 11.1(a).

     "Closing" and "Closing Date" shall have the respective meanings given such terms in Section 3.1.

     "Closing Date Balance Sheet" shall have the meaning given such term in
Section 2.5(a).

     "Closing Date Net Book Value" shall have the meaning given such term in
Section 2.4(a).

     "Code" means the United States Internal Revenue Code of 1986, as amended from time to time.

     "Common Unit" means a Unit having the rights and obligations specified with respect to Common Units in the Operating Agreement.

     "Company" shall have the meaning given such term in the Recitals.

     "Competitive Business" shall have the meaning given such term in Section 7.3(d).

     "Confidential Information" shall have the meaning given such term in
Section 7.3(a).

     "Contracts" shall mean contracts, leases, indentures, agreements, commitments, purchase orders and all other legally binding arrangements, including all amendments thereto.

     "Contributed Employees" shall have the meaning given such term in Section 7.5(a).

     "Contribution" shall have the meaning given such term in Section 2.3(b).

     "Control" means, with respect to any person, the power to control, directly or indirectly, the direction of the management and policies of a person, whether such power is effected through ownership of shares or other securities, by contract, by proxy or otherwise; for the avoidance of doubt, the ownership of more than fifty percent (50%) of such person by another person, or the ability of another person to appoint or elect more than fifty percent (50%) of the board of directors or other equivalent governing board of such person, shall constitute an example of Control of such person.

     "Debt Assignment Documentation" shall have the meaning given such term in
Section 8.2(e).

     "Deviation Amount" shall have the meaning given such term in Section
2.4(a).

     "Disclosing Party" shall have the meaning given such term in Section
10.1(b).

     "Disclosure Schedule" shall mean the Schedules referred to in Article IV of this Agreement.

     "Encompass" shall have the meaning given such term in the Recitals.

     "Encompass Contribution" shall have the meaning given such term in Section 2.3(a).

     "Encompass Membership Interest" means the number of Common Units set forth opposite Encompass' name under the column "COMMON UNITS" on Schedule I representing 48.325% of the Membership Interests, which Common Units will be received by Encompass upon the terms and subject to the conditions of this Agreement.

     "Environmental Law" shall mean any applicable Governmental Rule issued, promulgated or entered into by any Governmental Entity relating to the environment, to the preservation or reclamation of natural resources, or to Hazardous Substances.

     "Environmental Permits" shall have the meaning given such term in Section 4.14(i).

     "ERISA" shall have the meaning given such term in Section 4.10.

     "Excluded Assets" shall have the meaning given such term in Section 2.1(b).

     "Excluded Liabilities" shall have the meaning given such term in Section 2.2(b).

     "Facility" shall mean the real property located in Rockwood, Tennessee on which the Business is operated, as such real property is more specifically described in APPENDIX A, together with Alba's right, title and interest in all buildings, fixtures and improvements thereon.

     "Financial Statements" shall have the meaning given such term in Section
4.4.

     "Fiscal Year" means for financial accounting, federal, state and local income tax purposes the calendar year or such other fiscal year that may be required by law for federal income tax purposes.

     "GAAP" shall mean United States generally accepted accounting principles.

     "GE Contribution" shall have the meaning given such term in Section 2.3(b).

     "GE Membership Interest" means the number of Common Units set forth opposite GE Capital's name under the column "COMMON UNITS" on Schedule I representing 3.35% of the Membership Interests, which Common Units will be received by GE Capital upon the terms and subject to the conditions of this Agreement.

     "Governmental Entity" shall mean any court, administrative agency or commission or other governmental authority or instrumentality, whether domestic or foreign.

     "Governmental Rule" shall mean any law, judgment, order, decree, statute, ordinance, rule or regulation issued or promulgated by any Governmental Entity.

     "Hazardous Substance" means any materials listed in 49 C.F.R. ss. 172.101 and any materials defined as toxic or hazardous pursuant to 42 U.S.C.A. ss. 9601
(14) or any other Environmental Law.

     "Indemnified Parties" shall have the meaning given such term in Section 11.1(a).

     "Indemnifying Party" shall have the meaning given such term in Section 11.7(a).

     "Independent Accountant" shall have the meaning given such term in Section 2.5(c).

     "Initial Balance Sheet Review Period" shall have the meaning given such term in Section 2.5(a).

     "Instruments of Conveyance and Transfer" shall mean such deeds, bills of sale, endorsements, assignments and other good and sufficient instruments of conveyance and transfer as are effective to vest in the Company good and valid title to the Alba Contributed Assets free and clear of any Liens, other than Permitted Liens.

     "Intellectual Property" means all (a) Patents, (b) mask works and copyrights in works of authorship of any type, including computer software, registrations and applications for registration thereof, (c) Trademarks and trade dress and (d) trade secrets, know-how, inventions, manufacturing and other procedures and techniques, enhancements and modifications (whether or not patentable).

     "Key Manager Agreements" shall have the meaning given such term in the Recitals.

     "License Agreement" shall have the meaning given such term in the Recitals.

     "Lien" shall mean any mortgage, claim, charge, lien, security interest, easement, right of way, pledge, restriction or encumbrance of any nature whatsoever.

     "Loss" shall mean any loss, liability, claim, damage or expense, including reasonable legal fees and expenses, but excluding any incidental, indirect, special or consequential damages (such as loss of revenue or profits).

     "Marketing Materials" shall mean all advertising materials, customer lists, training materials and market research materials that relate exclusively to or arise exclusively out of the operation of the Business that are in the possession of Alba or any of its Affiliates.

     "Material Customer" shall have the meaning given such term in Section 4.13.

     "Membership Interests" means the entire limited liability interest in the Company as set forth in the Operating Agreement.

     "Net Book Value" shall have the meaning given such term in Section 2.4(a).

     "Non-Disclosure Agreement" shall have the meaning given such term in
Section 7.2.

     "Officer's Certificate" means a certificate signed by the Chief Financial Officer or other senior officer of the person whose certificate is so required.

     "Operating Agreement" shall have the meaning given such term in the Recitals.

     "Patent Assignment" shall have the meaning given such term in the Recitals.

     "Patents" means all patents, patent applications and statutory invention registrations, including re-issues, divisions, continuations, continuations-in-part, extensions and re-examinations thereof and all inventions disclosed therein.

     "Permits" shall mean permits, licenses, franchises, approvals and authorizations by or from any Governmental Entity.

     "Permitted Lien" shall mean (i) any Lien disclosed in SCHEDULE II, (ii) any mechanics', carriers', workmen's, repairmen's, and other like Lien arising or incurred in the ordinary course of business, (iii) any Lien for Taxes, assessments and other governmental charges that are not yet due and payable and
(iv) any imperfection of title or other encumbrance that, individually or in the aggregate with other such imperfections and encumbrances, does not materially interfere with the use of the Alba Contributed Assets in the Business as presently conducted.

     The term "person" shall mean any individual, corporation, partnership, limited liability company, joint venture, trust, business association, organization, Governmental Entity or other entity.

     "Products" shall have the meaning given such term in the Recitals.

     "Purchase and Supply Agreement" shall have the meaning given such term in the Recitals.

     "Put Option Agreement" shall have the meaning given such term in the Recitals.

     "Refinanced Debt" shall have the meaning given such term in Section
4.19(b).

     "Sales and Marketing Agreement" shall have the meaning given such term in the Recitals.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Short Window" shall have the meaning given such term in Section 4.19(b).

     "Subsidiary" means, with respect to any person, any other person Controlled by such person.

     "Targeted Net Book Value" shall have the meaning given such term in Section 2.4(a).

     "Tax" and "Taxes" means all taxes, charges, fees, levies, or other assessments, including income, profits, gains, gross receipts, net worth, premium, value added, ad valorem, excise, real and personal property, sales, use, stamp, transfer, license, payroll, franchise, Social Security, unemployment and withholding taxes and all other taxes of any kind whatsoever, together with any interest, penalties and additions thereto imposed by the United States or any state, local, or foreign government or subdivision or agency thereof, including all amounts imposed as a result of being a member of an affiliated or combined group.

     "Tax Returns" shall have the meaning given such term in Section 4.15.

     "Tefron" shall have the meaning given such term in Section 7.2.

     "Termination Date" shall have the meaning given such term in Section 12.3.

     "Third Party Claim" shall have the meaning given such term in Section 11.7(b).

     "Trademark Assignment" shall have the meaning given such term in the Recitals.

     "Trademarks" means all trademarks, trade names, brand names, logos, symbols, service marks, designs, Internet domain names and the goodwill of the business connected therewith and symbolized thereby, including registrations and applications for registrations thereof and all renewals, modifications and extensions thereof.

     "Transferred Debt" means all liabilities, obligations and commitments of Alba with respect to that portion equal to a principal amount of $28,000,000 of Alba's outstanding bank indebtedness under the Credit Agreement, dated December 13, 1999, with the Alba Lenders, as amended (the "Alba Credit Agreement"), which portion of Alba's outstanding bank indebtedness may be represented in the form of a new promissory note or another form of indebtedness.

     "True-up Note" shall have the meaning given such term in Section 2.4(b).

     "Two-Year Window" shall have the meaning given such term in Section
4.19(b).

     "Unit" means a unit representing a fractional part of the Membership Interests of all of the Members of the Company, which shall include all types of classes and/or series of Units including Common Units; PROVIDED THAT, any type or class or series of Unit shall have the designations, preferences and/or special rights set forth in the Operating Agreement, and the Membership Interests represented by such type or class or series of Units shall be determined in accordance with such designations, preferences and/or special rights.

     "WARN Act" shall have the meaning given such term in Section 7.5(i).

     "Working Capital Adjustment" shall have the meaning given such term in
Section 2.4(a).

     Section 1.2.  INTERPRETATION.

     (a) When used in this Agreement the words "include," "includes" and "including" shall be deemed to be followed by the words "without limitation".

     (b) Any terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

     (c)     When used in this Agreement, the word "or" is not exclusive.

     (d) Unless otherwise specified, all references to Articles, Sections, Exhibits, Schedules and Appendices shall be deemed references to Articles, Sections, Exhibits, Schedules and Appendices to this Agreement.

     (e) Unless otherwise specified, all accounting terms not defined in this Agreement shall have the meanings determined by GAAP.

     (f) This Agreement shall be deemed drafted jointly by all the parties hereto and shall not be specifically construed against any party hereto based on any claim that such party or its counsel drafted this Agreement.

                                   ARTICLE II

                CONTRIBUTION OF ASSETS; ASSUMPTION OF LIABILITIES

     Section 2.1. ALBA CONTRIBUTION. Upon the terms and subject to the conditions of this Agreement, on the Closing Date, Alba hereby agrees to contribute, convey, assign, transfer and deliver to the Company (the "Alba Contribution"), and the Company hereby agrees to accept, all of Alba's right, title and interest in, to and under the Alba Contributed Assets, subject to the Assumed Liabilities, and in exchange for the Alba Contribution and pursuant to the terms and conditions of the Operating Agreement, Alba agrees to accept the Alba Membership Interests.

     (a) The "Alba Contributed Assets" shall mean the properties, assets, goodwill and rights of whatever kind and nature, real or personal, tangible or intangible, other than the Excluded Assets, of Alba existing on the Closing Date that relate exclusively to or arise exclusively out of the operation of the Business, including:

             (i)    the Facility;

             (ii)   all Business Equipment;

             (iii)  all Business Inventory;

             (iv)   all Business Accounts Receivable;

             (v)    all Business Intellectual Property;

             (vi) all right, title and interest of Alba in, to and under the Contracts (or portions thereof) to which Alba is a party or by which Alba is bound that are listed in Schedule 4.13 hereto (and all other Contracts, or portions thereof, to which Alba is a party on the Closing Date that are not required to be listed in such Schedule 4.13 pursuant to the terms hereof), that relate exclusively to or arise exclusively out of the operation of the Business, whether or not such Contracts were entered into in the ordinary course of the Business, in each case, to the extent such Contracts are assignable;

             (vii)  all Marketing Materials;

             (viii) all Environmental Permits to the extent such Environmental Permits are assignable; and

             (ix) all records and lists pertaining to accounts and suppliers, personnel records, books, ledgers, files and other printed and written materials reasonably necessary for the Company's continuing operation of the Business, other than books, records and other data relating to the Excluded Assets and the Excluded Liabilities.

        (b)  The term "Excluded Assets" shall mean the following:

             (i) cash on hand or in banks and cash equivalents owned by Alba relating to the operations of the Business;

             (ii) all rights of Alba under this Agreement and the agreements, instruments and certificates delivered in connection with this Agreement, other than the Contracts which constitute part of the Alba Contributed Assets;

             (iii) all records prepared in connection with the sale of the Business, including the bids and other information received from third persons in respect of the Business and analyses relating to the Business;

             (iv)    any assets under any Alba Benefit Plan;

             (v)     all rights relating to the Excluded Liabilities;

             (vi) books and records reasonably retained by Alba (provided that a copy thereof shall be furnished to the Company to the extent such books and records are reasonably necessary for the Company's continuing operation of the Business);

             (vii) any Tax refunds, insurance refunds from prepaid insurance, insurance deposits or recoveries from claims with respect to periods (or portions thereof) ending prior to the Closing Date; and

             (viii) all rights, title and interest in the computer hardware and software (other than the computer hardware and software listed on Schedule 1.2) to be used by Alba to provide the Services (as defined in the Administrative Services Agreement).

        (c) Nothing in this Agreement shall be construed as an attempt by Alba to, or a requirement that Alba, assign or transfer any Contract or Environmental Permit to the extent that such Contract or Environmental Permit is not assignable or transferable without the necessary consent of the other party or parties thereto or the applicable Governmental Entity. Alba shall use reasonable efforts, in cooperation with the Company and Encompass, to secure any necessary consent or approval to assignment or transfer of those Contracts indicated with an asterisk on Schedule 4.13 or the Environmental Permits, which consent or approval has not been obtained prior to the Closing Date; PROVIDED, HOWEVER, that Alba shall not be required to make any payment to any person or forego any benefits (other than the benefits being assigned to the Company in accordance with the terms of this Agreement) in order to obtain such consent or approval.

        Section 2.2.  ASSUMPTION OF CERTAIN LIABILITIES AND OBLIGATIONS.

        (a) Upon the terms and subject to the conditions of this Agreement, the Company shall assume, effective as of the Closing, and agrees to pay, perform and discharge when due, the following liabilities or obligations related to or arising out of the operation of the Business (the liabilities identified in this Section 2.2(a) shall be referred to as the "Assumed Liabilities"):

             (i) All liabilities and support obligations of Alba arising under the Contracts (or portions thereof) described in Section 2.1(a)(vi) to the extent such Contracts (or portions thereof) are being assigned to the Company pursuant to the terms hereof, except to the extent of liabilities arising out of Alba's breach of or default under such Contracts prior to the Closing;

             (ii) All liabilities and obligations, including accrued vacation liability with respect to the Contributed Employees, that are reflected or reserved against on the Balance Sheet (including the notes thereto), together with such changes thereto as are incurred by Alba in the ordinary course of business from the Balance Sheet Date and through the Closing Date;

             (iii)   The Transferred Debt;

             (iv)    Permitted Liens;

             (v) Any and all other liabilities incurred in connection with the operation of the Business or the ownership of the Alba Contributed Assets on or after the Closing Date; and

             (vi) All other liabilities or obligations, whether arising before or after the Closing, whether known or unknown, fixed or contingent, that relate to or arise out of the operation of the Business; provided that such liabilities shall in no event exceed $250,000 and, to the extent actually incurred by the Company, shall reduce the Basket Amount.

        (b) It is expressly understood that the Company is assuming only the Assumed Liabilities. The Company shall have no responsibility or liability for any liabilities or other obligations of Alba, other than the Assumed Liabilities (collectively, the "Excluded Liabilities"), and the Excluded Liabilities shall remain obligations of Alba and be paid or performed by Alba in the ordinary course of business as and when due. For purposes of clarification, the parties acknowledge and agree that liabilities, contingent or otherwise, which are described in or disclosed on the Disclosure Schedules are not "Assumed Liabilities" unless, and only to the extent that, they otherwise satisfy the definition of "Assumed Liabilities" set forth above.

        Section 2.3.  ENCOMPASS CONTRIBUTION AND GE CONTRIBUTION.

        (a) Upon the terms and subject to the conditions of this Agreement, on the Closing Date, Encompass hereby agrees to contribute cash in the amount of $12,000,000 to the Company ("Encompass Contribution"), and, in exchange for the Encompass Contribution and pursuant to the terms and conditions of the Operating Agreement, Encompass agrees to accept the Encompass Membership Interest.

        (b) Upon the terms and subject to the conditions of this Agreement, on the Closing Date, GE Capital hereby agrees to contribute cash in the amount of $1,000,000 to the Company ("GE Contribution" and, together with the Alba Contribution and Encompass Contribution, the "Contribution"), and, in exchange for the GE Contribution and pursuant to the terms and conditions of the Operating Agreement, GE Capital agrees to accept the GE Membership Interest.

        Section 2.4.  WORKING CAPITAL ADJUSTMENT.

        (a) In the event the Net Book Value of the Alba Contributed Assets as of the Closing Date as reflected on the Closing Date Balance Sheet (the "Closing Date Net Book Value") is less than or greater than $10,000,000 (the "Targeted Net Book Value") by an amount in excess of $200,000 (such excess amount is referred to as the "Deviation Amount"), the parties agree that there shall be an increase in (i) the Alba Contribution, but no adjustment to the Alba Membership Interest, equal to the Deviation Amount, if the Closing Date Net Book Value is less than the Targeted Net Book Value or

(ii) the Encompass Contribution and GE Contribution, on a pro rata basis, but no adjustment to either the Encompass Membership Interest or GE Membership Interest, such that the sum of such the increase in the Encompass Contribution and GE Contribution equals the Deviation Amount, if the Closing Date Net Book Value is greater than the Targeted Net Book Value (such adjustment to the Alba Contribution or Encompass Contribution and GE Contribution, as the case may be, is referred to herein as the "Working Capital Adjustment"). The parties acknowledge and agree that if the difference between the Targeted Net Book Value and the Closing Date Net Book Value is less than or equal to $200,000, there will be no Working Capital Adjustment pursuant to this Section 2.4. For purposes hereof, "Net Book Value" is total assets, less the sum of (x) goodwill, net, (I.E., goodwill less amortization) (y) total current liabilities and (z) capital lease obligations, in each case, as reflected on the Balance Sheet or the Closing Date Balance Sheet, as applicable. Attached hereto as Schedule 2.4 is an illustration of the Net Book Value calculation as applied to the Balance Sheet.

        (b) Any Working Capital Adjustment made pursuant to Section 2.4(a) shall be contributed in cash by Alba or Encompass and GE Capital, as the case may be, to the Company within ten (10) days following completion of the Closing Date Balance Sheet described in Section 2.5. Notwithstanding the foregoing, the Working Capital Adjustment contribution may be satisfied, at the option of the party obligated to make such contribution, (i) in the form of a note payable to the Company having a principal amount equal to the amount of the Working Capital Adjustment, bearing interest at 4% per annum and having a term of no more than five (5) years (the "True-up Note"); PROVIDED that, the principal amount of such note may not be in excess of $250,000 and any excess amounts required to be contributed shall be contributed in cash, or (ii) solely in the case of GE Capital, by transferring to the Company that number (rounded to the nearest whole number) of Common Units held by GE Capital having an aggregate value equal to the amount required to be so contributed, which number of Common Units shall be determined based on a per Common Unit value of $298.51 and which transfer shall be made by GE Capital by surrendering its Common Unit certificate to the Company in exchange for a Common Unit certificate representing that number of Common Units held by GE Capital immediately prior to the Working Capital Adjustment less the number of Common Units being so transferred to the Company pursuant to the Working Capital Adjustment. The True-up Note shall provide that all distributions otherwise payable or distributable to the issuer of the note, over and above those reasonably needed to satisfy income tax liabilities of such issuer as a result of the allocation of taxable income of the Company to such issuer, shall be retained by the Company in satisfaction of the obligations due thereunder until the True-up Note is paid in full, together with all accrued interest thereon.

        Section 2.5.  CLOSING DATE BALANCE SHEET.

        (a) As promptly as possible after the Closing, the Company shall prepare a financial statement of the Company consisting of a balance sheet reflecting the Alba Contributed Assets (together with the net book value of such assets) and the Assumed Liabilities as of the Closing Date (the "Closing Date Balance Sheet"). Such financial statement shall also include the amount of reserves for customer chargebacks and returns as of the Closing Date, which amount shall have been updated to reflect the latest information available, as of the date of preparation, and a supplemental report setting forth the Working Capital Adjustment, if any, as set forth in Section 2.4. The Closing Date Balance Sheet shall be based on the same assumptions used in the preparation of the Balance Sheet and prepared in accordance with the same procedures used in the preparation of the Balance Sheet, which procedures are more fully described in the notes thereto. As promptly as reasonably practicable and, in any event, not later than forty-five
(45) days after the Closing Date, the Company shall deliver to Alba, Encompass and GE Capital the Closing Date Balance Sheet and shall make available any work papers or other information then or thereafter reasonably requested by Alba, Encompass or GE Capital. If Alba, Encompass or GE Capital does not object, or otherwise fails to respond, to the Closing Date Balance Sheet within fifteen
(15) days after delivery of the Closing Date Balance Sheet (the "Initial Balance Sheet Review Period"), such Closing Date Balance Sheet shall automatically become final and conclusive.

        (b) In the event that Alba, Encompass or GE Capital objects to the Closing Date Balance Sheet within the Initial Balance Sheet Review Period, Alba, Encompass and GE Capital shall promptly meet and endeavor in good faith to reach agreement as to the objections raised by Alba, Encompass or GE Capital, as the case may be, regarding the content of the Closing Date Balance Sheet. If Alba, Encompass and GE Capital thereafter agree on the content of the Closing Date Balance Sheet, such Closing Date Balance Sheet shall become final and conclusive. If Alba, Encompass and GE Capital are unable to reach agreement within fifteen (15) days following the Initial Balance Sheet Review Period, then the Independent Accountants shall promptly be retained to determine whether the disputed items in the Closing Date Balance Sheet were determined in accordance with this Agreement, which determination shall be made as promptly as possible, but in no event later than thirty (30) days following its selection. Only disputed item(s) raised by Alba, Encompass or GE Capital, as the case may be, shall be submitted to the Independent Accounts for review. In resolving any disputed item, the Independent Accountants may not assign a value to such item greater than the greatest value for such item claimed by either party or less than the lowest value for such item claimed by either party, in each case as presented to the Independent Accountants. Such determination of the Independent Accountants shall be final and binding on Alba, Encompass and GE Capital, and all expenses of the Independent Accountants shall be borne by the Company. Any Working Capital Adjustment payment required to be made after the Closing Date pursuant to Section 2.4 shall be finally determined on the basis of the Closing Date Balance Sheet.

        (c) The "Independent Accountants" shall mean the independent accounting firm agreed upon by Alba and Encompass within a reasonable time after the Closing.

                                   ARTICLE III

                                   THE CLOSING

        Section 3.1. CLOSING DATE. The closing of the Contribution (hereinafter called the "Closing") shall take place at the offices of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019, on the third (3rd) business day after all of the conditions to each parties' obligations under
Article VIII have been satisfied or waived, or at such other time, date and place as shall be agreed to by the parties hereto (such date of the Closing being hereinafter referred to as the "Closing Date").

        Section 3.2. TRANSACTIONS TO BE EFFECTED AT THE CLOSING. At the Closing:

        (a) Alba shall (i) contribute the Alba Contributed Assets (subject to the Assumed Liabilities) to the capital of the Company and (ii) deliver or cause to be delivered to the Company, Encompass and/or GE Capital, as the case may be, the documents referred to in Section 9.1, in each case appropriately executed;

        (b) Encompass shall (i) contribute the Encompass Contribution to the capital of the Company in immediately available funds to the Company's bank account or accounts designated by the Company and (ii) deliver or cause to be delivered to the Company, Alba and/or GE Capital, as the case may be, the documents referred to in Section 9.2, in each case appropriately executed;

        (c) GE Capital shall (i) contribute the GE Contribution to the capital of the Company in immediately available funds to the Company's bank account or accounts designated by the Company and (ii) deliver or cause to be delivered to the Company, Encompass and/or Alba, as the case may be, the documents referred to in Section 9.3, in each case appropriately executed; and

        (d) The Company shall deliver to each of Alba, Encompass and GE Capital a certificate evidencing each of Alba's, Encompass' and GE Capital's ownership of the Alba Membership Interest, Encompass Membership Interest and GE Membership Interest, respectively, and such other documents referred to in Section 9.4, as applicable.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES RELATING TO ALBA

        Alba hereby represents and warrants to the Company and Encompass as follows:

        Section 4.1. ALBA'S ORGANIZATION; GOOD STANDING; SUFFICIENCY OF ASSETS. Alba is a corporation validly existing and in good standing under the laws of the State of Delaware, and has all corporate power and authority required to own the Alba

Contributed Assets and to carry on the Business as currently conducted. The Alba Contributed Assets (together with the air permit relating to the boilers as set forth in Schedule 4.14 to be assigned or transferred to the Company within a reasonable time following the Closing Date, the Contributed Employees (taken as a whole, it being understood that the absence of any one person who is an employee of Alba immediately prior to the Closing Date who is not an employee of the Company or does not otherwise provide services to the Company immediately following the Closing Date would not have an Alba Material Adverse Effect), the services to be provided to the Company pursuant to the Sales and Marketing Agreement and Administrative Services Agreement, and the assets underlying or to be used in connection with the services or transactions contemplated by the Basic Agreements (other than this Agreement) represent all of the material assets used in the operation of the Business as currently conducted by Alba. In the event that Alba, in good faith, has failed to identify and/or transfer any assets or arrange to be provided any services used in the Business, no breach or violation of this Section 4.1 shall be deemed to have occurred if Alba, within a reasonable time, transfers such assets or arranges to provide such services to the Company and such failure does not have an Alba Material Adverse Effect.

        Section 4.2. AUTHORITY; EXECUTION AND DELIVERY. Alba has all requisite power and authority to enter into this Agreement and the Operating Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Operating Agreement by Alba, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized. This Agreement and the Operating Agreement have been duly executed and delivered by Alba and, assuming the due authorization, execution and delivery of this Agreement and the Operating Agreement by the Company, Encompass and GE Capital, constitute the legal, valid and binding obligation of Alba, enforceable against Alba in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law.

        Section 4.3. CONSENTS; NO VIOLATION, ETC. Except as set forth on
Schedule 4.3 hereto, the execution and delivery of this Agreement and the Operating Agreement do not, and the consummation of the transactions contemplated hereby and thereby and the compliance with the terms hereof and thereof will not (i) violate any Governmental Rule applicable to Alba, (ii) conflict with Alba's certificate of incorporation or by-laws, (iii) conflict with, result in a breach or violation of, result in a default or loss of material benefits under, or permit the acceleration of any obligation under any provision of, any Contract set forth on Schedule 4.13 hereto, or (iv) require any approval, authorization, consent, license, exemption, filing or registration with any court, arbitrator or Governmental Entity, except for such approvals, authorizations, consents, actions or filings which have been obtained or made or which, if not obtained or made, would not be reasonably likely to have, individually or in the aggregate, an Alba Material Adverse Effect or materially interfere with Alba's performance of its obligations hereunder.

        Section 4.4. FINANCIAL STATEMENTS; ABSENCE OF UNDISCLOSED LIABILITIES. Attached hereto as Schedule 4.4 is a true and complete copy of the audited special purpose balance sheet as of December 31, 2001 (the "Balance Sheet Date") of the Business (the "Balance Sheet"), and the unaudited statements of operations of the Business for the fiscal year ended December 31, 2001 (such statements of operations, together with the Balance Sheet Data, being referred to collectively as the "Financial Statements"). The Financial Statements have been prepared from the books and records of Alba relating to the Business and fairly present in all material respects the financial condition and results of operations of the Business for the periods indicated (except in each case as described in Schedule 4.4 and as may be described in the notes included therein). The Business does not have any liabilities which would be required to be set forth or reflected in the balance sheet of the Business, including the Balance Sheet, in accordance with the basis of accounting as described in the notes to the Balance Sheet, and which are not so set forth or reflected except
(i) as disclosed in the Disclosure Schedule, (ii) for purchase contracts and orders for inventory entered into in the ordinary course of business, (iii) for liabilities incurred in the ordinary course of business since the Balance Sheet Date, (iv) for Excluded Liabilities and (v) liabilities under this Agreement or incurred in connection with the transactions contemplated hereby.

        Section 4.5. TITLE TO ALBA CONTRIBUTED ASSETS. Except as set forth in
Schedule 4.5, Alba has good and valid title to all of the Alba Contributed Assets which it purports to own, free and clear of all Liens other than Permitted Liens and the Business Equipment and other assets leased by Alba. This
Section 4.5 does not relate to the Facility, which is exclusively the subject of
Section 4.6, or to Intellectual Property, which is exclusively the subject of
Section 4.7.

        Section 4.6. REAL PROPERTY. Alba has good and valid title to the Facility free and clear of all Liens other than (i) Permitted Liens, (ii) easements, covenants, rights-of-way, and other encumbrances or restrictions of record, (iii) any condition that may be shown by a current, accurate survey or physical inspection of the Facility made prior to Closing, (iv) any grants or reservation of surface or subsurface rights of others in and to the removal and mining of oil, gas or minerals, including rights of ingress and egress with respect thereto, (v) zoning, building, land use and other restrictions imposed under any Governmental Rule and (vi) unrecorded easements, covenants, rights-of-way or other encumbrances, restrictions or imperfections of title, none of which items set forth in clauses (v) or (vi), individually or in the aggregate, materially interfere with the use of the Facility in the Business as presently conducted.

        Section 4.7. INTELLECTUAL PROPERTY.

        (a) Except as set forth on Schedule 4.7(a): (i) Alba is the sole owner, free and clear of any Lien, and after the Closing the Company will be the sole owner, free and clear of any Lien, of the Business Intellectual Property; (ii) Alba's use of the Business Intellectual Property is not in violation or infringement of, and has not violated or infringed, any Intellectual Property rights of any other person, except as would not reasonably be expected to have an Alba Material Adverse Effect; and (iii) to Alba's knowledge, no person is infringing or violating the rights of Alba in or to any Business Intellectual Property.

        (b) Schedule 4.7(b) contains a complete and accurate list of all Patents and Trademarks owned by Alba and used by Alba exclusively in the Business. All such Patents and Trademarks listed as registered or filed have been duly registered or filed with the appropriate government authorities or registries.

        Section 4.8. ACCOUNTS RECEIVABLE. All Business Accounts Receivable as of the Closing Date will represent bona fide claims for actual sales made or services provided by Alba as of the Closing Date in the ordinary course of business consistent with past practice. Except to the extent reserved against on the Balance Sheet, Alba has no knowledge of why such Business Accounts Receivable would not be collectible in the ordinary course of business.

        Section 4.9. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in Schedule 4.9 hereto, since the Balance Sheet Date, Alba has conducted the Business in the ordinary course consistent with past practice, and there has not occurred any event or condition which would be reasonably likely to have, individually or in the aggregate, an Alba Material Adverse Effect.

        Section 4.10. EMPLOYEE BENEFIT PLANS. Schedule 4.10 contains a list of each "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and all other employee compensation and fringe benefit plans or arrangements (including all bonus, incentive and stock compensation plans) maintained or contributed to by Alba for the benefit of any employees of the Business (collectively, the "Alba Benefit Plans"). Alba has made available for inspection by Encompass true, complete and correct copies of (i) each Alba Benefit Plan (or, in the case of any unwritten Alba Benefit Plan, a description thereof) and (ii) the most recent summary plan description of each Alba Benefit Plan (if such description was required).

        The Alba 401(k) Plan has been administered in all material respects in accordance with its terms and is in compliance in all material respects with all applicable provisions of applicable law, including, without limitation, ERISA and the Code. The Alba 401(k) Plan has received a favorable determination letter from the Internal Revenue Service as to the qualification of its form under the Code and to the effect that each such trust is exempt from taxation under
Section 501(a) of the Code and, to the knowledge of Alba, nothing has occurred since the date of such determination letter that adversely affects such qualification or tax-exempt status.

        No Alba Benefit Plan is a "multiemployer plan" as such term is defined in Section (3)(37) of ERISA, is subject to Title IV of ERISA, or is subject to the funding requirements of Section 302 of ERISA or Section 412 of the Code.

        Section 4.11. LITIGATION. Except as disclosed on Schedule 4.11, as of the date hereof, there is no suit, claim, action, investigation or proceeding pending or, to

Alba's knowledge, threatened in writing against Alba that relates to the Business or the Alba Contributed Assets, or challenges or seeks to prevent or enjoin the transactions contemplated by this Agreement.

        Section 4.12. COMPLIANCE WITH LAWS. Except as set forth on
Schedule 4.12, Alba is in compliance with all Governmental Rules applicable to it which relate primarily to the Alba Contributed Assets, except where the failure to so comply would not be reasonably likely to have, individually or in the aggregate, an Alba Material Adverse Effect. Except as set forth in Schedule 4.12, Alba has not received any written notice since December 31, 2000, of any asserted violation of any such Governmental Rules, and Alba has not received any written notice that any investigation or review by any Governmental Entity with respect to the Business is pending or that any such investigation or review is contemplated, except where the outcome of such investigation or review if adversely determined would not be reasonably likely to have, individually or in the aggregate, an Alba Material Adverse Effect. This Section 4.12 does not relate to environmental matters, which are exclusively the subject of Section 4.14.

        Section 4.13. CONTRACTS. (a) Schedule 4.13 includes an accurate list of all customers representing five percent (5%) or more of the Business' revenues for the fiscal year ended December 31, 2001 (the "Material Customers"), and all material executory Contracts in existence on the date hereof that relate exclusively to or arise exclusively out of the operation of the Business, which Contracts require payment of more than $50,000. Notwithstanding the materiality limit set forth in the foregoing sentence, Schedule 4.13 also sets forth a list of all of the following types of executory Contracts in existence on the date hereof which relate exclusively to or arise exclusively out of the operation of the Business:

             (i) All customer Contracts that have not been fully performed as of the date hereof in excess of $25,000, individually, or $50,000 in the aggregate, including consignment Contracts;

             (ii) Contracts for the employment of any person with an annual salary in excess of $50,000 or which in any case are not terminable on thirty (30) days' notice;

             (iii) Employee severance agreements involving aggregate future financial obligations in excess of $10,000;

             (iv) Consulting agreements involving aggregate future financial obligations in excess of $50,000 or which in any case are not terminable on thirty (30) days' notice;

             (v)     Contracts with any Affiliate of Alba;

             (vi) Leases providing for annual rental payments in excess of $25,000, individually, or $50,000 in aggregate;

             (vii)   Loan agreements for the borrowing of money;

             (viii) Pledge and security agreements outside the ordinary course of business;

             (ix) Indemnity or guaranty agreements or obligations outside the ordinary course of business;

             (x) Covenants of the Business not to compete or material agreements of the Business to keep confidential any information of a third party, except for such covenants and agreements made or entered into in the ordinary course of business;

             (xi)    Bonds;

             (xii)   Notes;

             (xiii)  Mortgages;

             (xiv)   Joint venture or partnership agreements;

             (xv)    Options to purchase real or personal property;

             (xvi) Contracts with any Governmental Entity or Permits by or from any Governmental Entity, the loss of which would materially interfere with the operation of the Business as presently conducted; and

             (xvii) Agreements relating to purchase or sale by the Company of assets (other than agreements relating to sales of inventory or services in the ordinary course of business, consistent with past practices) or securities for more than $25,000 individually, or $50,000 in aggregate.

Complete and correct copies of all Contracts referred to in Schedule 4.13 together with all modifications and amendments thereto, have been made available to Encompass.

        (b) Except to the extent set forth in Schedule 4.13, (i) no Material Customer has canceled or substantially reduced or, is, to Alba's knowledge, threatening to cancel or substantially reduce its purchases of the Business' products or services, (ii) each Contract listed thereon is a valid and binding obligation of Alba; (iii) Alba has not received any notice of default or of the intention of any party to any such Contract to terminate such Contract; and (iv) each Contract listed on Schedule 4.13 is assignable to the Company without the consent or approval of any third party, except for consents or approvals which will be obtained as of the Closing Date or which have been waived by Encompass.

        Section 4.14. ENVIRONMENTAL MATTERS. Except as disclosed on Schedule
4.14:

             (i) Alba holds, and is in compliance with, all Permits required for Alba to conduct the Business as currently conducted under the Environmental

     Laws ("Environmental Permits"), and the Alba Contributed Assets are in compliance with all Environmental Laws;

             (ii) Since December 31, 2000, Alba has not received any written communication from any Governmental Entity that alleges that the Alba Contributed Assets are not in compliance in any material respect with any Environmental Laws or Environmental Permits; and

             (iii) Hazardous Substances have not been transported, generated, stored or disposed of from, at, on or under the Alba Contributed Assets in violation of any Environmental Law nor are there present any such Hazardous Substances on or under the Alba Contributed Assets in violation of any Environmental Law.

        Section 4.15. TAX MATTERS. Alba has timely filed or caused to be filed all material federal, state, foreign and local income, franchise, gross receipts, payroll, sales, use, withholding, occupancy, excise, real and personal property, employment and other tax returns, tax information returns and reports ("Tax Returns") required to be filed and all such Tax Returns were correct and complete in all material respects. Alba has paid, or made adequate provisions for the payment of, all material Taxes, duties or assessments of any nature whatsoever, interest payments, penalties and additions (whether or not reflected in its returns as filed) due and payable to any city, county, state, foreign country, the United States or any other taxing authority. There are no security interests on any of the Alba Contributed Assets that arise in connection with any failure (or alleged failure) to pay any Tax. Alba has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, or other third party. No material deficiencies for any Taxes have been proposed, asserted or assessed against Alba that are not adequately reserved for. The federal and state income tax returns of Alba with respect to items relating to the Business have not been audited during the last three (3) fiscal years of Alba. No audit, examination or investigation is presently being conducted by any taxing authority; and no material unpaid tax deficiencies or additional liabilities of any sort have been proposed by any governmental representative with respect to items relating to the Business, and no agreements for the extension of time for the assessment of any amounts of Tax have been entered into by or on behalf of Alba.

        Section 4.16. INSURANCE. The complete list of all insurance policies maintained by Alba are set forth on Schedule 4.16. The policies listed on
Schedule 4.16 are in full force and effect, and all premiums due thereon have been paid, Alba has complied in all material respects with provisions of such policies, and Alba has not received any notice of cancellation, termination or non-renewal of such policies.

        Section 4.17. EMPLOYEES.

        (a) Except as set forth in the Schedule 4.17, and only with respect to the Contributed Employees: (i) to Alba's knowledge, no employee of Alba and no group of Alba's employees has any plans to terminate his, her or their employment or (ii) no employee or former employee of Alba has asserted against Alba any claim with respect to any Business Intellectual Property, except for such claims which, if resolved adversely against Alba, would not reasonably be expected to have an Alba Material Adverse Effect.

        (b) Alba is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including the Immigration Reform and Control Act, the Worker Adjustment and Training Notification Act, any such laws respecting employment discrimination, disability rights or benefits, equal opportunity, plant closure issues, affirmative action, workers' compensation, employee benefits, severance payments, labor relations, employee leave issues, wage and hour standards, occupational safety and health requirements and unemployment insurance and related matters, except for such noncompliance which would not reasonably be expected to have an Alba Material Adverse Effect.

        (c) Alba is not engaged in any unfair labor practice and there is no unfair labor practice complaint pending or, to the knowledge of Alba, threatened against Alba before the National Labor Relations Board with respect to the Contributed Employees.

        (d) With respect to the Contributed Employees, (i) Alba is not a party to, is not negotiating, and is not bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization with respect to the Contributed Employees, (ii) Alba is not the subject of a proceeding asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel it to bargain with any labor organization as to wages and conditions of employment, (iii) there is no strike or other labor dispute, pending or, to the knowledge of Alba, threatened, and (iv) Alba is not aware of any activity involving any Contributed Employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

        Section 4.18. NO BROKERS. Except for SPP Capital Partners, LLC, whose fees and expenses shall be paid by the Company, Alba has not entered into any agreement, arrangement or understanding with any person or firm which will result in the obligation to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby. The consummation of the transactions contemplated by this Agreement, other than those transactions related to the AlbaHealth Financing, shall not require the payment of any fees by the Company to SPP Capital Partners, LLC.

        Section 4.19. ASSUMED LIABILITIES.

        (a) None of the Assumed Liabilities were incurred in anticipation of the transfer of the Alba Contributed Assets to the Company within the meaning of Treasury Regulations Section 1.707-5(a)(6)(i)(B) except for Assumed Liabilities
(x) incurred in the ordinary course of the Business that satisfy the requirements of Treasury Regulations Section 1.707-5(a)(6)(i)(D), (y) allocable under the rules of Treasury

Regulations Section 1.163-8T to capital expenditures with respect to any of the Alba Contributed Assets or (z) that represent a "refinancing" under Treasury Regulations Section 1.707-5(c) of debt that was (A) not so incurred in anticipation of such transfer or (B) that otherwise qualifies as "qualified debt" within the meaning of Treasury Regulations Section 1.707-5(a)(6).

        (b) With respect to the indebtedness replaced and refinanced by the Transferred Debt (the "Refinanced Debt"):

             (i) All of the Refinanced Debt was (x) incurred more than two years prior to the date that Alba first agreed in writing to transfer the Transferred Debt to the Company (the "Two-Year Window") or (y) alternatively, was not incurred in anticipation of the transfer of property by Alba to the Company.

             (ii) (A) The Refinanced Debt has been secured by assets of Alba's Health Products Division (x) in the case of Refinanced Debt referred to in clause (i)(x) above, throughout the entire Two-Year Window and (y) in the case of Refinanced Debt referred to in clause (i)(y) above, since the day such debt was incurred (the "Short Window"), and (B) there have been no new draws, refinancings, reissuances or new issuances of the Refinanced Debt within the Two-Year Window or the Short Window, respectively, except for the refinancing of the Refinanced Debt with the Transferred Debt.

             (iii) The terms and conditions of the security interests securing the Refinanced Debt have not been materially altered, amended or revised within the Two-Year Window or the Short Window, as applicable, except in connection with the incurrence of the Transferred Debt, and there has been no material substitution of collateral within said Two-Year Window or the Short Window, as applicable (other than assets sold in the ordinary course of business and other than ongoing UCC filings), except in connection with the incurrence of the Transferred Debt.

        (c) With respect to any capital lease obligations assumed by the Company that are treated as indebtedness of the Company for federal income tax purposes, each such capital lease was incurred in the ordinary course of the Business and satisfies the requirements of Treasury Regulations Section 1.707-5(a)(6)(i)(D) or relates solely to assets used within the Health Products division.

        Section 4.20. INVESTMENT INTENTION. Alba is acquiring the Alba Membership Interest for its own account, for investment purposes only and not with a view to a distribution of all or any part thereof (as such term is used in Section 2(11) of the Securities Act) in violation of applicable law. Alba understands that the Alba Membership Interest has not been registered under the Securities Act or under any other applicable blue sky or state securities law and cannot be sold unless subsequently registered under the Securities Act and other applicable blue sky and state securities law or unless an exemption from such registration is available.

        Section 4.21. FULL DISCLOSURE. To Alba's knowledge, the representations and warranties of Alba made in this Agreement or in any schedule or exhibit to this Agreement do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements herein or therein not misleading.

                                    ARTICLE V

              REPRESENTATIONS AND WARRANTIES RELATING TO ENCOMPASS

        Encompass hereby represents and warrants to the Company and Alba as follows:

        Section 5.1. ENCOMPASS' ORGANIZATION; GOOD STANDING. Encompass is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Encompass has all requisite organizational power and authority to carry on its business as it is currently being conducted.

        Section 5.2. AUTHORITY; EXECUTION AND DELIVERY. Encompass has all requisite organizational power and authority to enter into this Agreement and the Operating Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Operating Agreement by Encompass and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized. This Agreement and the Operating Agreement have been duly executed and delivered by Encompass and, assuming the due authorization, execution and delivery of this Agreement and the Operating Agreement by Alba, the Company and GE Capital, constitute the legal, valid and binding obligation of Encompass, enforceable against Encompass in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law.

        Section 5.3. CONSENTS; NO VIOLATIONS, ETC. Except as set forth on
Schedule 5.3, the execution and delivery of this Agreement and the Operating Agreement do not, and the consummation of the transactions contemplated hereby and thereby and the compliance with the terms hereof and thereof will not (i) violate any applicable Governmental Rule, (ii) conflict with any provision of the certificate of formation or limited liability company agreement (or similar organizational documents) of Encompass, (iii) conflict with, result in a breach or violation of, result in a default or loss of a material benefit under, or permit the acceleration of any obligation under any provision of any Contract to which Encompass or its Subsidiary is a party or by which any of its assets or properties is otherwise bound or (iv) require any approval, authorization, consent, license, exemption, filing or registration with any court, arbitrator or Governmental Entity, except, in the case of clause (iii) of this Section 5.3, such conflicts, breaches, violations, defaults, losses or accelerations that would not materially interfere with Encompass' performance of its obligations thereunder and, in the case of clause (iv) of this Section 5.3, except for such approvals, authorizations, consents, actions or filings which have been obtained or made or which, if not obtained or made, would not materially interfere with Encompass' performance of its obligations hereunder.

        Section 5.4. LITIGATION. As of the date hereof, there is no suit, claim, action, investigation or proceeding pending or, to Encompass' knowledge, threatened against or affecting Encompass or any of its Affiliates which if adversely determined would be reasonably expected to prevent or materially delay the ability of Encompass to perform its obligations hereunder.

        Section 5.5. NO BROKERS. Encompass has not entered into any agreement, arrangement or understanding with any person or firm which will result in the obligation to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

        Section 5.6. AVAILABILITY OF FUNDS. Encompass has cash available, sufficient to enable it to make the Encompass Contribution and payments of any other amounts to be paid by it hereunder. Section 5.7. INVESTMENT INTENTION. Encompass is acquiring the Encompass Membership Interest for its own account, for investment purposes only and not with a view to a distribution of all or any part thereof (as such term is used in Section 2(11) of the Securities Act) in violation of applicable law. Encompass understands that the Encompass Membership Interest has not been registered under the Securities Act or under any other applicable blue sky or state securities law and cannot be sold unless subsequently registered under the Securities Act and other applicable blue sky and state securities law or unless an exemption from such registration is available. Encompass (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the transactions contemplated hereby; (ii) has the ability to bear the economic risk of the investment, including a complete loss of the investment; (iii) is an "accredited investor" within the definition set forth in Rule 501(a) promulgated under the Securities Act; and (iv) has had the opportunity to ask questions of, and receive answers from, Alba and its management and the Company concerning the terms and conditions of the transactions contemplated hereby and to obtain additional information as it has considered necessary to make a determination as to whether to enter into the transactions contemplated hereby.

        Section 5.8. NO KNOWLEDGE OF MISREPRESENTATIONS OR OMISSIONS. To Encompass' knowledge, the representations and warranties of Alba made in this Agreement or in any schedule or exhibit to this Agreement do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements herein or therein not misleading. Encompass has received or had an opportunity to review prior to the date hereof all written materials which Alba is required to deliver or make available, as the case may be, to Encompass pursuant to this Agreement on or prior to the date hereof.

                                   ARTICLE VI

              REPRESENTATIONS AND WARRANTIES RELATING TO GE CAPITAL

        GE Capital hereby represents and warrants to the Company, Alba and Encompass as follows:

        Section 6.1. GE CAPITAL'S ORGANIZATION; GOOD STANDING. GE Capital is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. GE Capital has all requisite corporate power and authority to carry on its business as it is currently being conducted.

        Section 6.2. AUTHORITY; EXECUTION AND DELIVERY. GE Capital has all requisite corporate power and authority to enter into this Agreement and the Operating Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Operating Agreement by GE Capital and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized. This Agreement and the Operating Agreement have been duly executed and delivered by GE Capital and, assuming the due authorization, execution and delivery of this Agreement and the Operating Agreement by Alba, Encompass and the Company, constitute the legal, valid and binding obligation of GE Capital, enforceable against GE Capital in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law.

        Section 6.3. CONSENTS; NO VIOLATIONS, ETC. Except as set forth on
Schedule 6.3, the execution and delivery of this Agreement and the Operating Agreement do not, and the consummation of the transactions contemplated hereby and thereby and the compliance with the terms hereof and thereof will not (i) violate any applicable Governmental Rule, (ii) conflict with any provision of the certificate of incorporation or by-laws of GE Capital, (iii) conflict with, result in a breach or violation of, result in a default or loss of a material benefit under, or permit the acceleration of any obligation under any provision of any Contract to which GE Capital is a party or by which any of its assets or properties is otherwise bound or (iv) require any approval, authorization, consent, license, exemption, filing or registration with any court, arbitrator or Governmental Entity, except, in the case of clause (iii) of this Section 6.3, such conflicts, breaches, violations, defaults, losses or accelerations that would not materially interfere with GE Capital's performance of its obligations thereunder and, in the case of clause (iv) of this Section 6.3, except for such approvals, authorizations, consents, actions or filings which have been obtained or made or which, if not obtained or made, would not materially interfere with GE Capital's performance of its obligations hereunder.

        Section 6.4. LITIGATION. As of the date hereof, there is no suit, claim, action, investigation or proceeding pending or, to GE Capital's knowledge, threatened against or affecting GE Capital or any of its Affiliates which if adversely determined would be reasonably expected to prevent or materially delay the ability of GE Capital to perform its obligations hereunder.

        Section 6.5. NO BROKERS. GE Capital has not entered into any agreement, arrangement or understanding with any person or firm (other than SPP Capital Partners, LLC, whose fees will be paid by the Company) which will result in the obligation to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

        Section 6.6. AVAILABILITY OF FUNDS. GE Capital has cash available, sufficient to enable it to make the GE Contribution and payments of any other amounts to be paid by it hereunder.

        Section 6.7. INVESTMENT INTENTION. GE Capital is acquiring the GE Membership Interest for its own account, for investment purposes only and not with a view to a distribution of all or any part thereof (as such term is used in Section 2(11) of the Securities Act) in violation of applicable law. GE Capital understands that the GE Membership Interest has not been registered under the Securities Act or under any other applicable blue sky or state securities law and cannot be sold unless subsequently registered under the Securities Act and other applicable blue sky and state securities law or unless an exemption from such registration is available. GE Capital (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the transactions contemplated hereby; (ii) has the ability to bear the economic risk of the investment, including a complete loss of the investment; (iii) is an "accredited investor" within the definition set forth in Rule 501(a) promulgated under the Securities Act; and
(iv) has had the opportunity to ask questions of, and receive answers from, Alba and its management and the Company concerning the terms and conditions of the transactions contemplated hereby and to obtain additional information as it has considered necessary to make a determination as to whether to enter into the transactions contemplated hereby.

                                   ARTICLE VII

                        CERTAIN COVENANTS AND AGREEMENTS

        Section 7.1. COVENANTS OF ALBA RELATING TO CONDUCT OF THE BUSINESS. During the period from the date of this Agreement and continuing until the Closing, Alba agrees (except as expressly provided in this Agreement, Schedule
7.1 hereto, the Disclosure Schedule or the Operating Agreement, or to the extent that Encompass shall otherwise consent in writing, which consent shall not be unreasonably withheld) that:

        (a) ORDINARY COURSE. Alba shall carry on the Business and operate the Alba Contributed Assets in the ordinary course in substantially the same manner as presently conducted, maintain the business records of the Business in substantially the same manner as presently maintained and use its reasonable efforts to preserve intact the Business' present business organization, keep available the services of the Business' present officers and employees and preserve the Business' relationships with customers, suppliers and others having business dealings with the Business; PROVIDED, HOWEVER, that nothing contained herein shall be deemed to require the expenditures of any funds outside the ordinary course of business.

        (b) NO DISPOSITIONS. Alba shall not sell, lease, or transfer, or agree to sell, lease, or transfer, any of the Alba Contributed Assets, except Business Inventory in the ordinary course of business consistent with prior practice.

        (c) NO SALARY OR BENEFIT INCREASES. Alba shall not increase the salary of any employee of the Business or materially increase the employee benefits that any employee of the Business is eligible for, except pursuant to existing employment contracts, existing employee benefit plans or in the ordinary course of business consistent with prior practice.

        (d) NO ADDITIONAL MATERIAL CONTRACTS. Except as specifically contemplated herein, Alba shall not enter into any Contract that would be required to be listed on Schedule 4.13 if it were in effect on the date hereof, including any such Contract for the purchase of capital assets.

        Section 7.2. ENCOMPASS' ACCESS TO INFORMATION. Alba shall afford to Encompass and its accountants, counsel and other representatives reasonable access upon reasonable advance notice and during normal business hours (i) during the period prior to the Closing, to all the properties, books, Contracts, commitments, Tax Returns and records of the Business (other than the Excluded Assets) and (ii) during the term of this Agreement, to the books and records directly relating to the Business that are retained by Alba as contemplated by
Section 2.1(b)(vi). Encompass acknowledges that any information being provided to it or its representatives by Alba pursuant to this Agreement is subject to the terms of the Amended and Restated Non-Disclosure Agreement by and among Tefron Ltd. ("Tefron"), Alba, Encompass, and the Company, dated September 6, 2002 (the "Non-Disclosure Agreement"), which terms are incorporated herein by reference.

        Section 7.3. NONDISCLOSURE; NONCOMPETITION.

        (a) Encompass will not at any time from and after the date of this Agreement divulge, furnish to or make accessible to anyone not affiliated with the Company any knowledge or information with respect to Business Technology or with respect to any other proprietary confidential or secret aspects of the Business (collectively, "Confidential Information"), except (i) as may be required under applicable laws, (ii) as may be reasonably necessary in connection with the obtaining of licenses or other Permits relating to the Business by the Company, and (iii) as to Confidential Information provided to any person, on a need-to-know basis, who is required to keep such information confidential under the terms of a written confidentiality agreement. Encompass agrees that any Confidential Information made available to it or any of its directors, officers, employees, advisors or agents by or on behalf of Alba and/or its Affiliates shall be used only by the Company solely for purposes of operating the Business. Notwithstanding the foregoing, any information, which
(i) at or prior to the
time of disclosure was generally available to the public through no breach of these covenants or (ii) was available to the public on a nonconfidential basis prior to its disclosure shall not be deemed Confidential Information for purposes hereof, and the undertakings in these covenants with respect to Confidential Information shall not apply thereto.

        (b) Alba will not at any time from and after the date of this Agreement divulge, furnish to or make accessible to anyone not affiliated with the Company any Confidential Information, except (i) as may be required under applicable laws, (ii) as may be reasonably necessary in connection with the obtaining of licenses or other Permits relating to the Business by the Company and (iii) as to Confidential Information provided to any person, on a need-to-know basis, who is required to keep such information confidential under the terms of a written confidentiality agreement. Alba agrees that any Confidential Information made available to it or any of its directors, officers, employees, advisors or agents by or on behalf of Encompass and/or its Affiliates shall be used only by the Company solely for purposes of operating the Business. Notwithstanding the foregoing, any information, which (i) at or prior to the time of disclosure was generally available to the public through no breach of these covenants or (ii) was available to the public on a nonconfidential basis prior to its disclosure shall not be deemed Confidential Information for purposes hereof, and the undertakings in these covenants with respect to Confidential Information shall not apply thereto.

        (c) GE Capital will not at any time from and after the date of this Agreement divulge, furnish to or make accessible to anyone not affiliated with the Company any Confidential Information, except (i) as may be required under applicable laws and (ii) as to Confidential Information provided to any person, on a need-to-know basis, who is required to keep such information confidential under the terms of a written confidentiality agreement. GE Capital agrees that any Confidential Information made available to it or any of its directors, officers, employees, advisors or agents by or on behalf of Alba, Encompass and/or their respective Affiliates shall be used only by the Company solely for purposes of operating the Business. Notwithstanding the foregoing, any information, which (i) at or prior to the time of disclosure was generally available to the public through no breach of these covenants or (ii) was available to the public on a nonconfidential basis prior to its disclosure shall not be deemed Confidential Information for purposes hereof, and the undertakings in these covenants with respect to Confidential Information shall not apply thereto.

        (d) Encompass agrees that, without the prior written consent of Alba and the Company, it will not, and will cause its Affiliates not to, at any time after the date of this Agreement and until five (5) years following the date on which none of Encompass or any of its Permitted Transferees (as defined in the Operating Agreement) owns, directly or indirectly, any interest in the Company, directly or indirectly engage in any Competitive Business (as defined below) within the geographic territory consisting of the United States, Canada and Mexico; PROVIDED, HOWEVER, that Encompass or any of its Affiliates may invest in the securities of any enterprise (but without otherwise participating in the activities of such enterprise) if (x) such securities are listed on any national or regional securities exchange or in the over-the-counter market or have been registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, and (y) such party does not beneficially own (as defined Rule 13d-3 promulgated under the Securities Exchange Act of 1934) in excess of 5% of the outstanding equity of such enterprise. Encompass or its Affiliates shall be deemed to be engaging in a Competitive Business if it, directly or indirectly, engages or invests in, owns, manages, operates, controls or participates in the ownership, management, operation or control of or provides financial support to any business engaged in the Competitive Business. "Competitive Business" means a business which, as a material part of its operations, is involved in the manufacturing, marketing or sale of products substantially similar to or competitive with products manufactured or marketed by the Company as of the date of this Agreement or thereafter.

        (e) Each of Tefron and Alba agrees that, without the prior written consent of Encompass and the Company, it will not, and will cause its Affiliates not to, at any time after the date of this Agreement and until five (5) years following the date on which none of Alba or any of its Permitted Transferees owns, directly or indirectly, any interest in the Company, directly or indirectly engage in any Competitive Business within the geographic territory consisting of the United States, Canada and Mexico; provided, however, that Tefron, Alba or any of their Affiliates may invest in the securities of any enterprise (but without otherwise participating in the activities of such enterprise) if (x) such securities are listed on any national or regional securities exchange or in the over-the-counter market or have been registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, and (y) such party does not beneficially own (as defined Rule 13d-3 promulgated under the Securities Exchange Act of 1934) in excess of 5% of the outstanding equity of such enterprise. Tefron, Alba or their Affiliates shall be deemed to be engaging in a Competitive Business if it, directly or indirectly, engages or invests in, owns, manages, operates, controls or participates in the ownership, management, operation or control of or provides financial support to any business engaged in the Competitive Business.

        Section 7.4. LEGAL CONDITIONS TO CLOSING. Each of Alba, Encompass and GE Capital agrees to take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to the Closing and shall cooperate with and furnish information to each other and to other parties in connection with any such legal requirements.

        Section 7.5. EMPLOYEE MATTERS.

        (a) OFFER OF EMPLOYMENT. Alba and the Company shall use all commercially reasonable efforts to transfer the employment of all persons then employed by Alba or any of its Affiliates in connection with the Business as set forth on Schedule 7.5(a), including any such person receiving disability benefits or otherwise on leave from active employment (the "Contributed Employees"), to the Company so that the Company is the sole employer of the Contributed Employees following the Closing Date. Subject to Section 2.2(b), following the Closing Date, the Company will be responsible for payment of all compensation to the Contributed Employees, including base salary, bonuses and employee benefits.

        (b) POSITION, COMPENSATION AND BENEFITS. The Company shall (and Alba and Encompass shall use all commercially reasonable efforts to cause the Company
to), as of the Closing Date, employ the Contributed Employees under terms and conditions that are substantially the same as the terms and conditions as applied to such employees immediately prior to the Closing Date, including the same position, base salary (or wage rate), bonus target, commission rate, as set forth on Schedule 7.5(b), and including substantially the same employee benefits.

        (c) EMPLOYMENT AND SEVERANCE AGREEMENTS. The Company shall assume (and Alba and Encompass shall cause the Company to assume), effective as of the Closing Date, all employment and/or severance agreements between Alba and any Contributed Employee as set forth in Schedule 7.5(c). Alba, Encompass and the Company shall cooperate and shall use all reasonable efforts to effectuate such assignment on the basis that the consummation of the transactions contemplated by this Agreement will not entitle any Contributed Employees to payments or benefits under such agreements to which they would not be entitled if the transactions contemplated by this Agreement were not consummated. Notwithstanding the foregoing, Tefron or Alba shall have the sole responsibility to pay certain "special bonuses" payable to Jeff Hale and Keith Fox which shall have been approved in writing by Alba and Encompass.

        (d) COMPANY BENEFIT PLANS. Except as otherwise provided in this Agreement, on or as soon as practicable after the Closing Date, the Company shall establish, adopt and be the sponsor of (and Alba and Encompass shall cooperate and cause the Company to establish, adopt and be the sponsor of) employee benefit plans and arrangements that are substantially the same as each of the Alba Benefit Plans (except for equity compensation plans) as applied to the Contributed Employees immediately prior to the Closing Date (the "Company Benefit Plans"). Alba, Encompass and the Company shall cooperate and take all actions necessary such that, upon the Closing Date, each Contributed Employee shall be permitted to commence participation in the Company Benefit Plans immediately and without lapse in coverage, but subject to the eligibility rules under such plans and taking into account the crediting of service in accordance with Section 7.5(e) of this Agreement. Alba shall cause the active participation by the Contributed Employees in each Alba Benefit Plan to cease as of the Closing Date; PROVIDED, HOWEVER, that Alba may, in its sole discretion, agree to permit the Company to satisfy all or part of its obligations under this Section 7.5(d) by allowing the Contributed Employees to continue to participate in the Alba 401(k) Plan following the Closing Date on terms mutually agreeable to Alba and the Company. In the event Alba allows the Contributed Employees to continue to participate in the Alba 401(k) Plan following the Closing Date, the Company will become a participating employer under the Alba 401(k) Plan and the Company will reimburse Alba for all contributions, costs and expenses of such continued participation in a manner mutually agreeable to Alba and the Company.

        (e) SERVICE CREDITS. The Contributed Employees shall be given credit for all service with Alba or any of its Affiliates (or service credited by Alba or any of its Affiliates) under all employee benefit plans and arrangements of the Company in which such Contributed Employees become participants for purposes of eligibility and vesting, to the same extent as if such service were rendered to the Company; PROVIDED, HOWEVER,

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

that service shall not be so credited by the Company if to do so would result in a Contributed Employee's receipt at any time of duplicative benefits in respect of any period of employment.

        (f) 401(K) ROLLOVER. On the Closing Date, each Contributed Employee's account under the Alba-Waldensian, Inc. Employee Savings and Profit Sharing Plan (the "Alba 401(k) Plan") shall become fully vested and nonforfeitable. In respect of the account balances under the Alba 401(k) Plan that are distributed to the Contributed Employees as eligible rollover distribution (within the meaning of section 402(c)(4) of the Code) in connection with their transfer of employment to the Company, the Company shall cause the trustee of its comparable Company Benefit Plan to accept rollovers of such distribution to the extent permitted under the Code; PROVIDED, that the Company is given adequate assurance of the qualified status of the Alba 401(k) Plan.

        (g) WELFARE BENEFITS. Alba shall be solely responsible for any and all liabilities relating to or arising in connection with claims for any welfare benefits incurred prior to the Closing Date by the Contributed Employees and their eligible dependents, including any liability Alba may have to the Contributed Employees and their eligible dependents as qualified beneficiaries under Section 4980B of the Code and its associated Treasury Regulations. The Company shall be solely responsible for any and all liabilities relating to or arising in connection with claims for any welfare benefits incurred on or following the Closing Date by Company employees (including the Contributed Employees) and their eligible dependents. In respect of participation and coverage of each Contributed Employee under the Company Benefit Plans providing medical, dental, life insurance or other welfare benefits, such participation and coverage shall be without regard to any pre-existing conditions that are not excluded from coverage as pre-existing conditions under the applicable Alba Benefit Plans immediately prior to the date on which he became a Company employee. The Company shall give effect, in determining any coinsurance, deductible and maximum out-of-pocket limitations under the Company Benefit Plans, to claims incurred and amounts paid by, and amounts reimbursed to, the Contributed Employees under comparable Alba Benefit Plans.

        (h) VACATION AND OTHER PAY. The Company shall assume (and Alba and Encompass shall cooperate and cause the Company to assume) the obligations of Alba or its Affiliates with respect to accrued but untaken vacation and sick and holiday pay earned by the Contributed Employees as of the Closing Date as stated on the Balance Sheet and as accrued in the ordinary course from the Balance Sheet Data to the Closing.

        (i) WARN ACT. The Company shall provide (and Alba and Encompass shall cause the Company to provide) any required notice under the Worker Adjustment and Retraining Notification Act, as amended (the "WARN Act"), and any similar statute, and to otherwise comply with any such statute with respect to any "plant closing" or "mass layoff" (as defined in the WARN Act), or similar event affecting Contributed Employees and occurring on or after the Closing Date. The Company shall indemnify and hold harmless (and Alba and Encompass shall cause the Company to indemnify and hold harmless) Alba and its Affiliates with respect to any liability under the WARN Act or similar statute arising from the actions of the Company on or after the Closing Date.

        Section 7.6. COLLECTION OF RECEIVABLES. From and after the Closing, (i) the Company shall have the right and authority to collect for its own account all Business Accounts Receivable and other items that are included in the Alba Contributed Assets and to endorse with the name of Alba any checks or drafts received with respect to any such Business Accounts Receivable (it being understood that the Company shall not have any such right or authority in respect of any item that is not included in the Alba Contributed Assets, including the Excluded Assets), (ii) the Company shall deliver to Alba any cash or other property received directly or indirectly by the Company in respect to accounts receivable or related to any assets that are not included in the Alba Contributed Assets, and (iii) Alba shall deliver to the Company any cash or other property received by Alba with respect to such Business Accounts Receivable that are included in the Alba Contributed Assets.

        Section 7.7. EXPENSES. Except as otherwise contemplated herein, whether or not the Closing takes place, all costs and expenses, including legal expenses, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses. Specifically, and not in limitation of the foregoing, Tefron and/or Alba shall pay all fees, costs and expenses of Dewey Ballantine LLP, and Encompass shall pay all fees, costs and expenses of Winthrop & Weinstein, P.A. Notwithstanding the foregoing, (a)(i) any sales, use, transfer, stamp or documentary Taxes applicable to the conveyance and transfer from Alba to the Company of the Alba Contributed Assets and (ii) any other transfer or documentary Taxes or any filing or recording fees and related expenses applicable to such conveyance and transfer (including filing fees and related expenses with respect to the transfer of the Facility to the Company) shall be borne by the Company in full and (b) additionally, on the Closing Date, the Company will pay Encompass $200,000 as reimbursement for the legal and other professional fees and expenses incurred by it in connection with the Contribution and related transactions and will pay Alba $375,000 as reimbursement for the legal and other professional fees and expenses incurred by it in connection with the Contribution and related transactions. The Company shall prepare and file (and Alba and Encompass shall cause the Company to prepare and file) all returns and other documents required in connection with the foregoing and shall provide (and Alba and Encompass shall cause the Company to provide) Alba with evidence of filing of such returns and documents and payment of such sales, use, transfer, stamp and documentary Taxes promptly thereafter.

        Section 7.8. FINANCIAL INFORMATION. After the Closing, upon reasonable written notice, Alba, Encompass and GE Capital shall furnish or cause to be furnished to one another and the Company and their respective accountants, counsel and other representatives reasonable access, during normal business hours, to such information (including records pertinent to the Business) and assistance relating to the Business as is reasonably necessary for financial reporting and accounting matters, the preparation and filing of any returns, reports or forms or the defense of any Tax claim or assessment.

        Section 7.9. BULK TRANSFER LAWS. Each of the Company, Encompass and GE Capital hereby waives compliance by Alba with the provisions of any so-called "bulk transfer law" of any jurisdiction in connection with the contribution of the Alba Contributed Assets to the Company.

        Section 7.10. NO ADDITIONAL REPRESENTATIONS. Each of Encompass and GE Capital acknowledges that it and its representatives have been permitted access to the Alba Contributed Assets that it and its representatives have desired or requested to see or review, and that its representatives have had an opportunity to meet with Alba and representatives of Alba and employees of the Business to discuss the Business. Each of Encompass and GE Capital acknowledges that neither Alba nor any other person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Business or the Alba Contributed Assets except as expressly set forth in this Agreement and the related Disclosure Schedule, and that neither Alba nor any other person will be subject to any liability to Encompass, GE Capital or any other person resulting from the distribution to Encompass or GE Capital (or Encompass' or GE Capital's use of) any such information in any form, any documents or materials made available to Encompass or GE Capital in any "data room," and any management presentation in expectation of the transactions contemplated hereby. Each of Encompass and GE Capital acknowledges that, should the Closing occur, Alba will be contributing the Alba Contributed Assets without any representation or warranty as to merchantability or fitness for any particular purpose, in an "as is" condition and on a "where is" basis, except as otherwise expressly represented or warranted in this Agreement.

        Section 7.11. CERTAIN FINANCIAL TRANSACTIONS. On the Closing Date, Alba will transfer to the Company and the Company will assume, among other things, the Transferred Debt, which Transferred Debt may be secured in whole or in part by the Alba Contributed Assets and may be represented by a newly issued promissory note or another form of indebtedness. Encompass, GE Capital and Alba hereby acknowledge and agree that, on the Closing Date, all of the proceeds from the Encompass Contribution and GE Contribution shall be used to extinguish a portion of the Transferred Debt.

        Section 7.12. TAX CLASSIFICATION. The parties agree to cause the Company to be classified as a partnership for United States federal, and all other relevant, Tax purposes.

                                  ARTICLE VIII

                              CONDITIONS PRECEDENT

        Section 8.1. CONDITIONS TO EACH PARTY'S OBLIGATIONS. The obligation of each party to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions:

        (a) NO ACTION OR PROCEEDING. No claim, action, suit or other proceeding shall be pending by any Governmental Entity before any court, agency or administrative body which would have the effect of making illegal, materially delaying or otherwise restraining or prohibiting the transactions contemplated hereby or allowing any material damages to be recovered or other material relief to be obtained as a result of the transactions contemplated hereby or as a result of any agreement entered into in connection with, or as a condition precedent to, the consummation of the transactions contemplated hereby.

        (b) NO LITIGATION, INJUNCTIONS, OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect.

        (c) ALBAHEALTH FINANCING. AlbaHealth shall have available the AlbaHealth Financing.

        Section 8.2. CONDITIONS TO OBLIGATIONS OF ENCOMPASS. The obligation of Encompass to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or prior to the Closing Date, of the following additional conditions, each of which may be waived by Encompass in writing:

        (a) The representations and warranties of Alba contained in this Agreement shall be true and correct at and as of the Closing Date as if made at and as of such date, except for (i) changes contemplated by this Agreement, (ii) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date, subject to clauses (i) and (iii)), and (iii) inaccuracies that do not constitute an Alba Material Adverse Effect.

        (b) The obligations of Alba to be performed, at or before the Closing Date pursuant to the terms of this Agreement, shall have been duly performed in all material respects at or before the Closing Date.

        (c) All authorizations or approvals or other actions required in connection with the execution, delivery and performance of this Agreement by Alba and the consummation by Alba of the transactions contemplated hereby shall have been obtained, including the consents listed on Schedule 4.3, other than those consents the omission of which would not have an Alba Material Adverse Effect.

        (d) The Basic Agreements shall have been executed by Alba and GE Capital, as applicable, and shall be in full force and effect.

        (e) Alba shall have obtained and provided to Encompass fully executed documentation in such format as is reasonably requested by Encompass to reflect the assignment of the Transferred Debt (the "Debt Assignment Documentation"), and Encompass shall have approved the terms and conditions of the Transferred Debt (which approval shall not be unreasonably withheld).

        Section 8.3. CONDITIONS TO THE OBLIGATIONS OF ALBA. The obligation of Alba to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or prior to the Closing Date, of the following additional conditions, each of which may be waived by Alba in writing:

        (a) The representations and warranties of Encompass contained in this Agreement shall be true and correct at and as of the Closing Date as if made at and as of such date, except for (i) changes contemplated by this Agreement, (ii) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date, subject to clauses (i) and (iii)), and (iii) inaccuracies that would not be reasonably likely to prevent or materially delay the ability of Encompass to perform its obligations hereunder.

        (b) The obligations of Encompass to be performed, at or before the Closing Date pursuant to the terms of this Agreement, shall have been duly performed in all material respects at or before the Closing Date.

        (c) All authorizations or approvals or other actions required in connection with the execution, delivery and performance of this Agreement by Encompass and the consummation by Encompass of the transactions contemplated hereby shall have been obtained, including the consents listed on Schedule 5.3, other than those consents the omission of which would not be reasonably likely to prevent or materially delay the ability of Encompass to perform its obligations hereunder.

        (d) The Basic Agreements, as applicable, shall have been executed by Encompass and GE Capital and shall be in full force and effect.

        (e) Alba shall have obtained the fully executed Debt Assignment Documentation.

                                   ARTICLE IX

                              DELIVERIES AT CLOSING

        Section 9.1. DELIVERIES BY ALBA AT THE CLOSING. At the Closing, Alba shall deliver, or cause to be delivered, the following:

        (a) to Encompass, GE Capital and the Company, as applicable, the Basic Agreements executed by Alba;

        (b) to Encompass and GE Capital, the Certificate of Formation of the Company, along with its Certificate of Good Standing from the State of Delaware and a certificate evidencing the Company's certificate of authority to do business as a foreign company in the State of Tennessee;

        (c)  to Encompass, the Key Manager Agreements;

        (d)  to Encompass, the Debt Assignment Documentation;

        (e)  to the Company, the Instruments of Conveyance and Transfer; and

        (f) such other instruments and documents as Encompass and GE Capital reasonably deem necessary to effect the transactions contemplated hereby.

        Section 9.2. DELIVERIES BY ENCOMPASS AT THE CLOSING. At the Closing, Encompass shall deliver, or cause to be delivered, the following:

        (a) to Alba, GE Capital and the Company, as applicable, the Basic Agreements executed by Encompass; and

        (b) such other instruments and documents as Alba and GE Capital reasonably deem necessary to effect the transactions contemplated hereby.

        Section 9.3. DELIVERIES BY GE CAPITAL AT THE CLOSING. At the Closing, GE Capital shall deliver, or cause to be delivered, the following:

        (a) to Alba, Encompass and the Company, as applicable, the Basic Agreements executed by GE Capital; and

        (b) such other instruments and documents as Alba and Encompass reasonably deem necessary to effect the transactions contemplated hereby.

        Section 9.4. DELIVERIES BY THE COMPANY AT THE CLOSING. At the Closing, the Company shall deliver, or cause to be delivered, the following:

        (a) to Alba, certificates representing the Alba Membership Interest, validly delivered and transferred, free and clear of any and all Liens (other than restrictions imposed by this Agreement, the Operating Agreement or the Put Option Agreement);

        (b) to Encompass, certificates representing the Encompass Membership Interest, validly delivered and transferred, free and clear of any and all Liens (other than restrictions imposed by this Agreement, the Operating Agreement or the Put Option Agreement);

        (c) to GE Capital, certificates representing the GE Membership Interest, validly delivered and transferred, free and clear of any and all Liens (other than restrictions imposed by this Agreement, the Operating Agreement or the Put Option Agreement);

        (d) to Alba, an assumption agreement, in a form reasonably acceptable to Alba and Encompass, fully executed by the Company, pursuant to which the Company shall assume the Assumed Liabilities;

        (e) to Alba, Encompass and GE Capital, as applicable, the Basic Agreements executed by the Company; and

        (f) such other instruments and documents as Encompass, Alba and GE Capital reasonably deem necessary to effect the transactions contemplated hereby.

                                    ARTICLE X

                        TERMINATION, AMENDMENT AND WAIVER

        Section 10.1. TERMINATION.

        (a) Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing:

             (i)   by mutual written consent of Alba and Encompass;

             (ii)  by Alba if any of the conditions set forth in Sections 8.1 or
     8.3 shall havebecome incapable of fulfillment and shall not have been waived by Alba; or

             (iii) by Encompass if any of the conditions set forth in Sections
     8.1 or 8.2 shall have become incapable of fulfillment and shall not have been waived by Encompass;

PROVIDED, HOWEVER, that the party seeking termination pursuant to clause (ii) or
(iii) is not in breach in any material respects of any of its representations, warranties, covenants or agreements contained in this Agreement.

        (b) In the event of termination by Alba, on the one hand, or Encompass, on the other hand, pursuant to this Section 10.1, written notice thereof shall forthwith be given to the other parties and the transactions contemplated by this Agreement shall be terminated, without further action by any party. If the transactions contemplated by this Agreement are terminated as provided herein:

             (i) each of Encompass and GE Capital shall return all documents and other material received from Alba relating to the Business and to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to Alba;

             (ii) all Confidential Information received by Encompass and GE Capital with respect to Alba or the Business shall be treated in accordance with Section 7.3 hereof, which shall remain in full force and effect notwithstanding the termination of this Agreement; and

             (iii) each party hereto promptly shall return to the Disclosing Party (as hereinafter defined) or destroy any and all documents and other material received from any other party hereto (the "Disclosing Party") relating to the transactions contemplated hereby, along with all copies, reproductions and/or derivatives made, including that on computer media and copies of portions of any and all such information, and certify in writing to the Disclosing Party that all such information has been returned to such Disclosing Party or destroyed, as the case may be, whether so obtained before or after the execution hereof.

        (c) If this Agreement is terminated and the transactions contemplated hereby are abandoned, this Agreement shall become null and void and of no further force and effect, except for the provisions of the last sentence of
Section 7.2 and the provisions of Sections 7.3 (other than subsections (d) and (e) thereof), 7.7, 10.1, 12.7, 12.8, 12.9 and 12.10. Nothing in this Section
10.1 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement.

        Section 10.2. AMENDMENTS AND WAIVERS. This Agreement may be amended by an instrument executed and delivered by the Company, Alba, Encompass and GE Capital. By an instrument in writing, the Company, Alba, Encompass and GE Capital may waive compliance by the Company, Alba, Encompass or GE Capital with any provision of this Agreement; PROVIDED, HOWEVER, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure or with respect to the Company, Alba, Encompass or GE Capital that has not executed and delivered any such waiver. No failure to exercise and no delay in exercising any right, remedy, or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, or power provided herein or by law or at equity.

                                   ARTICLE XI

                                 INDEMNIFICATION

        Section 11.1. INDEMNIFICATION BY ALBA.

        (a) Alba hereby agrees to indemnify the Company, its members, managers, employees, agents, representatives, and holders of economic interest (the "Indemnified Parties") against, and agrees to hold them harmless from, any Loss to the extent such Loss arises from or in connection with:

             (i) any breach by Alba of any representation or warranty contained in this Agreement or any other agreement or documents delivered in connection herewith;

             (ii) any breach by Alba of any of its covenants contained in this Agreement or any other agreement or documents delivered in connection herewith; or

             (iii) any Excluded Liability.

Notwithstanding the foregoing, the indemnification in favor of the Indemnified Parties pursuant to Section 11.1(a)(i) hereof (A) shall not be effective, except with respect to the representations set forth in Section 4.5, until the aggregate dollar amount of all Losses indemnified against under Sections 11.1(a)(i) and (iii), exceeds $250,000 less the amount of liabilities assumed and incurred by the Company pursuant to Section 2.2(a)(vi) (the "Basket Amount"), and then only to the extent such aggregate amount exceeds the Basket Amount; PROVIDED that, any individual item of Loss or claim arising from or in connection with any breach of the representations or warranties contained in Sections 4.7, 4.11 or 4.14 of less than $15,000 for which indemnification is sought under Section 11.1(a)(i) shall not be aggregated for purposes of and shall not be applied towards the Basket Amount, and Alba shall have no obligation or liability with respect to such Losses; and (B) shall terminate once the aggregate dollar amount of all Losses indemnified against under Section 11.1(a)(i) equals $7,500,000 (the "Cap Amount"), and Alba shall thereafter have no further obligations or liabilities with respect to any of such Losses.

        (b) Each of the Company and Encompass acknowledges and agrees that its sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this Article XI. In furtherance of the foregoing, each of the Company and Encompass hereby waives, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action it may have against Alba arising under or based upon any Governmental Rule. Notwithstanding the foregoing, Encompass and the Company shall retain the right to receive damages or other appropriate relief (including equitable relief) against Alba as a consequence of any fraudulent act of Alba in connection with the transactions contemplated by this Agreement without regard to the Cap Amount.

        Section 11.2. INDEMNIFICATION BY ENCOMPASS.

        (a) Encompass hereby agrees to indemnify the Indemnified Parties against, and agrees to hold them harmless from, any Loss to the extent such Loss arises from or in connection with:

             (i) any breach by Encompass of any representation or warranty contained in this Agreement or any other agreement or document delivered in connection herewith; or

             (ii) any breach by Encompass of any covenant contained in this Agreement or any other agreement or document delivered in connection herewith.

Notwithstanding the foregoing, the indemnification in favor of the Indemnified Parties pursuant to Section 11.2(a)(i) hereof (A) shall not be effective until the aggregate dollar amount of all Losses indemnified against under Section 11.2(a)(i) exceeds the Basket Amount, and then only to the extent such aggregate amount exceeds the Basket Amount; and (B) shall terminate once the aggregate dollar amount of all Losses indemnified against under Section 11.2(a)(i) equals the Cap Amount, and Encompass shall thereafter have no further obligations or liabilities with respect to any of such Losses.

        (b) Each of the Company and Alba acknowledges and agrees that its sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this Article XI. In furtherance of the foregoing, each of the Company and Alba hereby waives, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action it may have against Encompass arising under or based upon any Governmental Rule. Notwithstanding the foregoing, Alba and the Company shall retain the right to receive damages or other appropriate relief (including equitable relief) against Encompass as a consequence of any fraudulent act of Encompass in connection with the transactions contemplated by this Agreement without regard to the Cap Amount.

        Section 11.3. INDEMNIFICATION BY GE CAPITAL.

        (a) GE Capital hereby agrees to indemnify the Indemnified Parties against, and agrees to hold them harmless from, any Loss to the extent such Loss arises from or in connection with:

             (i) any breach by GE Capital of any representation or warranty contained in this Agreement or any other agreement or document delivered in connection herewith; or

             (ii) any breach by GE Capital of any covenant contained in this Agreement or any other agreement or document delivered in connection herewith.

Notwithstanding the foregoing, the indemnification in favor of the Indemnified Parties pursuant to Section 11.3(a)(i) hereof (A) shall not be effective until the aggregate dollar amount of all Losses indemnified against under Section 11.3(a)(i) exceeds $21,000, and then only to the extent such aggregate amount exceeds $21,000; and (B) shall terminate once the aggregate dollar amount of all Losses indemnified against under Section 11.3(a)(i) equals $625,000, and GE Capital shall thereafter have no further obligations or liabilities with respect to any of such Losses.

        Section 11.4. INDEMNIFICATION BY THE COMPANY.

        (a) The Company agrees to indemnify Alba and its Affiliates and their respective directors, officers, employees, agents, representatives and shareholders (the "Alba Indemnified Parties") against, and agrees to hold them harmless from, any Loss incurred or suffered by any of them arising out of or related in any way to:

             (i) any breach by the Company of any representation or warranty contained in this Agreement or any other agreement or document delivered in connection herewith;

             (ii) any breach by the Company of any covenant contained in this Agreement or any other agreement or document delivered in connection herewith;

             (iii) any Assumed Liabilities (including the Company's failure to perform or in due course pay or discharge any Assumed Liability); or

             (iv) any liabilities or obligations arising after the Closing Date in connection with or in any way relating to the Business, the Alba Contributed Assets or the Contributed Employees.

Notwithstanding the foregoing, the indemnification in favor of Alba and its Affiliates contained in this Section 11.4 shall not apply to any indemnification by the Company for any Losses asserted against, imposed upon or incurred by the Alba Indemnified Parties in connection with any Assumed Liability or any other liabilities if and to the extent that the circumstances giving rise to the liability is one in relation to which the Company is entitled to indemnification pursuant to Section 11.1.

        Section 11.5. LOSSES NET OF INSURANCE, ETC. The amount of any Loss for which indemnification is provided under this Article XI shall be net of any amounts recovered or recoverable by the Indemnified Party under insurance policies with respect to such Loss.

        Section 11.6. TERMINATION OF INDEMNIFICATION. The obligations to indemnify and hold harmless any party, (a) pursuant to Sections 11.1(a)(i), 11.2(a)(i) and 11.3(a)(i), shall terminate when the applicable representation or warranty terminates pursuant to Section 12.3 and (b) pursuant to the other clauses of Section 11.1, 11.2 and 11.3 shall not terminate.

        Section 11.7. PROCEDURE.

        (a) In order for an Indemnified Party to be entitled to any indemnification provided for under this Agreement, such Indemnified Party shall, following the discovery of the matters giving rise to any Loss, notify the indemnifying party (the "Indemnifying Party") in writing of its claim for indemnification for such Loss, specifying in reasonable detail the nature of such Loss and the amount of the liability estimated to accrue therefrom; PROVIDED, HOWEVER, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure (except that the Indemnifying Party shall not be liable for any expenses incurred during the period in which the Indemnified Party failed to give such notice). Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, within five (5) business days' time after the Indemnified Party's receipt thereof, all information and documentation reasonably requested by the Indemnifying Party with respect to such Loss.

        (b) If the indemnification sought pursuant hereto involves a claim made by a third party against the Indemnified Party (a "Third Party Claim"), the Indemnifying Party shall be entitled to participate in the defense of such Third Party

Claim and, if it so chooses, to assume the defense of such Third Party Claim with counsel selected by the Indemnifying Party. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has not assumed the defense thereof (other than during any period in which the Indemnified Party shall have failed to give notice of the Third Party Claim as provided above). If the Indemnifying Party chooses to defend or prosecute a Third Party Claim, all of the parties hereto shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the indemnifying party's request) the provision to the Indemnifying Party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. If the Indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party will agree to any settlement, compromise or discharge of such Third Party Claim which the Indemnifying Party may recommend and which by its terms obligates the Indemnifying Party to pay the full amount of the liability in connection with such Third Party Claim; PROVIDED, HOWEVER, that, the Indemnified Party shall not be obligated to agree to such settlement, compromise or discharge if the then-current annual insurance premiums paid by the Indemnified Party will increase by 10% or more as a result thereof, unless the Indemnifying Party shall have agreed to reimburse the Indemnified Party for such increase. Whether or not the Indemnifying Party shall have assumed the defense of a Third Party Claim, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnifying Party's prior written consent.

                                   ARTICLE XII

                               GENERAL PROVISIONS

        Section 12.1. NOTICES. All notices, requests and other communications hereunder shall be in writing and shall be sent, delivered or mailed, addressed as follows:

        (a)  if to Encompass, to:

             Encompass Group, L.L.C.
             615 Macon Street
             McDonough, Georgia 30253
             Attention:  David A. Huelsbeck
             Facsimile:  (770) 957-6728
        with a copy (which shall not constitute notice) to:

             Winthrop & Weinstine
             3000 Dain Rauscher Plaza
             60 South Sixth Street
             Minneapolis, Minnesota 55402
             Attention: Timothy M. Barnett, Esq.
             Facsimile: (612) 347-0600

        (b)  if to Alba, to:

             Alba-Waldensian, Inc.
             201 St. Germain Avenue S.W.
             Valdese, North Carolina 28690
             Attention:  Dan Mesika
             Facsimile:  (828) 879-6595

        with a copy (which shall not constitute notice) to:

             Tefron Ltd.
             28 Chida Street
             Bnei Brak 51371 Israel
             Attention:  Yosef Shiran
             Facsimile:  (972) 3-579-8715

             Dewey Ballantine LLP
             1301 Avenue of the Americas
             New York, NY  10019
             Attention:  Morton A. Pierce, Esq.
             Facsimile:  (212) 259-6333

        (c)  if to GE Capital, to:

             General Electric Capital Corporation
             401 Merritt Seven
             Norwalk, Connecticut 06851-1177
             Attention:  Peter DiBiasi
             Facsimile:  (203) 229-1955

        with a copy (which shall not constitute notice) to:

             Paul, Hastings, Janofsky & Walker LLP
             1055 Washington Boulevard
             Stamford, Connecticut 06901
             Attention: Mario Ippolito, Esq.
             Facsimile: (203) 359-3031

                                       and

        (d)  if the Company, to:

             AlbaHealth, LLC
             201 St. Germain Avenue S.W.
             Valdese, North Carolina 28690
             Attention:  Dan Mesika
             Facsimile:  (828) 879-6595

All notices required or permitted to be given hereunder shall be in writing and may be delivered by hand, by facsimile, by private courier, or by United States mail. Notices delivered by mail shall be deemed delivered five (5) business days after being deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested. Notices delivered by hand, by facsimile, or by private carrier shall be deemed given on the business day following receipt (unless such day is a Saturday, Sunday or national holiday, in which case such notice shall be deemed given on the next business day); PROVIDED, however, that a notice delivered by facsimile shall only be effective if such notice is also delivered by hand, or deposited in the United States mail, postage prepaid, registered or certified mail, on or before two (2) business days after its delivery by facsimile. All notices to the Company, Alba, Encompass and GE Capital shall be delivered to the addresses set forth above (or at such other address for a party as shall be specified by like notice, except that notices after giving of which there is a designated period within which to perform an act and notices of changes of address shall be effective only upon receipt).

        Section 12.2. HEADINGS. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        Section 12.3. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of Alba, Encompass and GE Capital contained herein or made pursuant hereto, except for the representation and warranties contained in Sections 4.5, 4.6, 4.14, 4.15 and 4.19, shall survive the Closing Date for a period of eighteen (18) months after the Closing Date. The representations and warranties contained in Sections 4.5, 4.6, 4.14, 4.15 and
4.19 shall survive the Closing for a period of three (3) years. Any right of indemnification pursuant to Article XI hereof with respect to a claimed breach of a representation or warranty shall expire at the date of termination of the representation or warranty claimed to be breached (the "Termination Date"), unless on or prior to the Termination Date the party from whom indemnification is sought shall have received notice in accordance with the provisions of
Section 11.7 herein.

        Section 12.4. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

        Section 12.5. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

        Section 12.6. ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement, the Operating Agreement, the Basic Agreements and the Non-Disclosure Agreement, together with all Exhibits, Annexes, Appendices and Schedules hereto and thereto, and any other written agreements entered into between any parties to this Agreement on or prior to the date hereof, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof and thereof, except for contracts and agreements referred herein. Except as specifically provided herein or therein, such agreements are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder or thereunder.

        Section 12.7. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAW.

        Section 12.8. JURISDICTION.

        (a) The parties hereto hereby consent and agree that they shall commence any action with respect to any claims or disputes between or among the parties hereto pertaining to this Agreement or to any matter arising out of or related to this Agreement in the United States District Court for the Western District of North Carolina, so long as the action falls within the subject matter jurisdiction of such court; in the event any such action shall be determined by the court to be outside its subject matter jurisdiction, then the parties agree to commence any such action in the district court of Mecklenburg County, North Carolina and to take such action as may be necessary to effect assignment of such action to the commercial part or division of that court. The parties hereto expressly submit and consent in advance to such jurisdiction in any action or suit commenced in any such court, and hereby waive any objection which it may have based upon lack of personal jurisdiction, improper venue or forum non conveniens and hereby consent to the granting for such legal or equitable relief as is deemed appropriate by such court. Each party hereto irrevocably consents to the service of process by registered or certified mail, postage prepaid, to it at its address given pursuant to Section 12.1 hereof. Subject to the foregoing, nothing in this Agreement shall be deemed or operate to affect the right of Alba, Encompass, GE Capital or the Company to serve legal process in any other manner permitted by law, or to preclude the enforcement by Alba,

Encompass, GE Capital or the Company of any judgment or order obtained in the forum specified in this subsection or the taking of any action under this Agreement to enforce the same in any other appropriate forum or jurisdiction.

        (b) To the extent that Alba, Encompass, GE Capital or the Company has or may hereafter acquire any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to such party or such party's property, Alba, Encompass, GE Capital and the Company hereby irrevocably waive such immunity in respect of their respective obligations under this Agreement.

        Section 12.9. WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

        Section 12.10. SPECIFIC PERFORMANCE. The Company, GE Capital and Encompass agree that damages cannot adequately compensate Alba and its Affiliates (other than the Company) in the event of a violation of the restrictive covenants contained in Section 7.3 hereof, and that injunctive relief shall be essential for the protection of Alba and its Affiliates and their successors and assigns. Accordingly, the Company, GE Capital and Encompass agree and consent that, in the event they shall violate or breach such covenants, Alba and its Affiliates (other than the Company) shall be entitled to obtain injunctive relief against each of them, without bond but upon due notice, in addition to such further or other relief as may appertain at law or in equity. Obtainment of such injunction by Alba and/or its Affiliates (other than the Company) shall not be considered an election of remedies or a waiver of any right by Alba and/or its Affiliates (other than the Company) to assert any other remedies Alba and/or its Affiliates (other than the Company) may have at law or in equity.

        Section 12.11. PUBLICITY. Unless otherwise required by applicable Governmental Rule, none of Alba, Encompass or GE Capital shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other parties, which consent shall not be unreasonably withheld.

        Section 12.12. ASSIGNMENT. Each of the Company, Alba, Encompass and GE Capital agrees that it will not assign, sell, transfer, delegate, or otherwise dispose of, whether voluntarily or involuntarily, any right or obligation under this Agreement other than as otherwise required or expressly permitted herein or required under or in connection with the AlbaHealth Credit Agreement. Any purported assignment, transfer, or delegation in violation of this Section 12.12 shall be null and void. Subject to the foregoing limits on assignment and delegation, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Except for those enumerated above, this Agreement does not create, and shall not be construed as creating, any rights or claims enforceable by any person not a party to this Agreement.

        Section 12.13. RECITALS. The Recitations in this Agreement are incorporated and shall constitute an integral part of this Agreement.

     IN WITNESS WHEREOF, the Company, Encompass, Alba and GE Capital have caused this Agreement to be signed by their respective parties thereunto duly authorized, all of the date first written above.




ALBAHEALTH, LLC                            ENCOMPASS GROUP, L.L.C.



By: /s/ Dan Mesika                         By:                /s/
   ------------------------------             ----------------------------------
   Name:                                      Name:
   Title:                                     Title:


ALBA-WALDENSIAN, INC.                      GENERAL ELECTRIC CAPITAL CORPORATION



By: /s/ Dan Mesika                         By:                /s/
   -------------------------------            ----------------------------------
   Name:                                      Name:
   Title:                                     Title:




Solely for purposes of Section 7.3(e)



TEFRON LTD.



By: /s/ Yosef Shiran
   -------------------------------
   Name:
   Title:

By: /s/ Gil Rozen
   -------------------------------
   Name:
   Title:

                                                                      APPENDIX A


                           DESCRIPTION OF THE FACILITY

425 North Gateway Avenue, Rockwood, Tennessee 37854:

Being, a parcel of land located in the Fifth Civil District of Roane County, Tennessee, being all of Parcel 2, Group K of CLT Tap Map 54-E and being more particularly described as follows:

Beginning, at a post in northwestern right-of-way line of Gateway Avenue, said rod being South 45 deg. 41 min. 00 sec. West, 190.52 feet from the right-of-way intersection of Gateway Avenue and W. Stratton Street and being also a common corner to Ashley A. & Bryon B. Wilde;

Thence, running with the northwestern right-of-way line of Gateway Avenue South 45 deg. 41 min. 00 sec. West, 1,416.40 feet to an iron rod set;

Thence, 30.87 feet along a curve to the right having a radius of 20.0 feet and a chord bearing of South 89 deg. 53 min. 51 sec. West, and a chord distance of
27.89 feet to an iron rod set in the northeastern right-of-way line of Strang Street;

Thence, running with the northeastern right-of-way of Strang Street, North 45 deg 53 min. 18 sec. West, 218.33 feet to an iron rod set in the southeastern right-of-way line of Norfolk Southern Railroad;

Thence, running with the southeastern right-of-way line of Norfolk and Southern railroad, North 44 deg. 13 min. 42 sec. East, 1,700.45 feet to an iron rod set in the southwestern right-of-way line of W. Stratton Street;

Thence, running with the southwestern right-of-way of W. Stratton Street, South 30 deg. 54 min. 00 sec. East, 155.13 feet to an iron rod set, a common corner to Wilde;

Thence, leaving the southwestern right-of-way of W. Stratton Street and running with Wilde, South 46 deg. 12 min. 26 sec. West, 221.53 feet to an iron rod set;

Thence, continuing with Wilde, South 44 deg. 19 min. 00 sec. East, 132.00 feet to the Point of Beginning.

Containing 403,494 square feet or 9.263 acres more or less, as shown by boundary survey titled "Boundary and As-Built Survey, Kayser-Roth Rockwood," prepared by Barge, Waggoner, Sumner and Cannon, Inc., bearing File No. 13517-02.

                                                                       EXHIBIT A



                           FORM OF OPERATING AGREEMENT

                                                                       EXHIBIT B



                          FORM OF PUT OPTION AGREEMENT

                                                                       EXHIBIT C



                            FORM OF LICENSE AGREEMENT

                                                                       EXHIBIT D



                            FORM OF PATENT ASSIGNMENT

                                                                       EXHIBIT E



                          FORM OF TRADEMARK ASSIGNMENT

                                                                       EXHIBIT F



                    FORM OF ADMINISTRATIVE SERVICES AGREEMENT

                                                                       EXHIBIT G



                      FORM OF SALES AND MARKETING AGREEMENT

                                                                       EXHIBIT H



                      FORM OF PURCHASE AND SUPPLY AGREEMENT

                                                                       EXHIBIT I



                          FORM OF KEY MANAGER AGREEMENT


                                                                                             SCHEDULE I



                                         INITIAL UNIT OWNERSHIP

--------------------------------------------------- --------------------------------------------------

                  NAME OF MEMBER                                 NUMBER OF COMMON UNITS
--------------------------------------------------- --------------------------------------------------

Alba-Waldensian, Inc.                                                    48,325
--------------------------------------------------- --------------------------------------------------

Encompass Group, L.L.C.                                                  48,325
--------------------------------------------------- --------------------------------------------------

General Electric Capital Corporation                                      3,350
--------------------------------------------------- --------------------------------------------------

                                                 S-I-1

                                                                     SCHEDULE II

                                 PERMITTED LIENS








                                     S-II-1

                                                                    SCHEDULE III



                              DISCLOSURE SCHEDULES







                                     S-III-1